Exhibit 10.4

EXECUTION VERSION

OPERATION AND MAINTENANCE AGREEMENT

BY AND BETWEEN

Thermo No. 1 BE-01, LLC

AS OWNER

AND

Raser Power Systems, LLC

AS OPERATOR

Dated as of

August 31, 2008

Operation and Maintenance Agreement

Operation and Maintenance Agreement

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

LIST OF SCHEDULES

Schedule A:	Owner Maintenance Documents
Schedule B:	Insurance Requirements
Schedule C:	Performance Criteria
Schedule D:	Dispute Resolution
Schedule E:	Confidentiality Agreement
Schedule Z:	Definitions

LIST OF EXHIBITS

Exhibit A:	Form of Annual Operating Plan and Budget
Exhibit B:	Form of O&M Funding Request
Exhibit C:	Form of O&M Payment Request
Exhibit Z-A:	Form of Schedule Z Amendment

iii

OPERATION AND MAINTENANCE AGREEMENT

OPERATION AND MAINTENANCE AGREEMENT (this “Agreement”), dated as of August 31, 2008 (the “Effective Date”), by and between THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (“Owner”), and RASER POWER SYSTEMS, LLC, a Delaware limited liability company (the “Operator”).

RECITALS

WHEREAS, pursuant to the Construction Documents, Owner is developing and constructing the Facility for the purpose of generating and selling power generated therefrom; and

WHEREAS, Owner hereby agrees to retain the services of the Operator for the operation and maintenance of the Facility, among other matters specified herein, and the Operator hereby agrees to provide such services, in each case, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

1.1.1 Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings specified in Schedule Z attached hereto.

1.1.2 The Parties hereto agree that Schedule Z attached hereto shall be deemed amended upon entering into an amendment agreement in the form attached hereto as Exhibit Z-A, whereupon execution of which by each Party hereto and thereto in connection with the amendment, modification, revision or restatement of any Schedule Z Document; Schedule Z attached hereto shall be removed and replaced by such amended, modified, revised or restated form of Schedule Z.

Section 1.2 Interpretation.

1.2.1 The words “Operation and Maintenance Agreement”, “this Agreement”, “herein”, “hereunder”, “hereof”, “hereby”, or other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

1.2.2 Unless the context requires otherwise, in this Agreement (a) words singular or plural in number shall be deemed to include the other and pronouns having a masculine, feminine or neuter gender shall be deemed to include the other, (b) any reference to any Person shall include its permitted successors and assigns, (c) any reference to Governmental

Authority shall include any Person succeeding to its functions and capacities, (d) any reference to any Article, Section, Exhibit or Schedule shall mean and refer to the Article or Section contained in or the Exhibit or Schedule attached to this Agreement, (e) Exhibits and Schedules attached hereto are part of this Agreement, (f) all the agreements, documents, exhibits, schedules and other instruments defined or referenced herein shall mean such agreements, documents, exhibits, schedules and other instruments as the same may from time to time be amended, revised, modified or supplemented or the terms and conditions thereof waived to the extent permitted by, and in accordance with the terms thereof and of the other Operative Documents, (g) the words “include” and “including” shall mean to include, without limitation, (h) all times are Eastern Standard Time or Eastern Daylight Time, as the case may be, and (i) all amounts to be paid hereunder are referenced in Dollars and are to be paid by wire transfer in immediately available funds.

ARTICLE II

RESPONSIBILITIES OF OPERATOR

Section 2.1 Scope of Services.

2.1.1 Operation and Maintenance Services. From and after the O&M Commencement Date, subject to the terms and conditions of this Agreement and subject to the authority of Owner to control all aspects of the Facility, Operator shall have care, custody and control over the Facility and sole and exclusive responsibility for the operation and maintenance of the Facility on behalf of Owner including with respect to the following activities to be performed, in each case, in the name and on behalf of Owner:

2.1.1.1 Personnel. Operator shall hire, retain, train, qualify, certify, dismiss or otherwise manage all employees as may be necessary or appropriate to provide or perform any O&M Services hereunder;

2.1.1.2 Maintenance and Overhauls. Operator shall provide or perform all routine, normal and customary maintenance and overhaul services, whether scheduled or unscheduled, as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.3 Inspections. Operator shall provide or perform all routine, normal and customary inspection services, whether scheduled or unscheduled, as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.4 Repair and Replacement. Operator shall provide or perform all routine, normal and customary repair and replacement services, regardless of cause, as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.5 Testing. Operator shall provide or perform all routine, normal and customary testing services, whether scheduled or unscheduled, as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.6 Environmental. Operator shall provide or perform all routine, normal and customary environmental services as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.7 Remedial Actions. Operator shall recommend to Owner any remedial action that Operator considers necessary or appropriate to correct any operational and maintenance deficiencies of the Facility and the Facility Site revealed by analysis of any inspection or test results or that are otherwise discovered in connection with the operation and maintenance of the Facility;

2.1.1.8 Improvements and Modifications. Operator shall make all improvements, alterations or other modifications to the Facility and the Facility Site as may be directed by Owner from time to time;

2.1.1.9 Emergency Services and Procedures. Operator shall provide, or cause to be provided, any normal and customary fire, safety, emergency response and security and monitoring services that are necessary or appropriate in connection with the operation and maintenance of the Facility, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing;

2.1.1.10 Procurement. Operator shall procure or otherwise obtain all Equipment and Materials and services necessary and appropriate in connection with the operation and maintenance of the Facility and the Facility Site, using commercially reasonable efforts to procure or otherwise obtain, in good faith, all such Equipment and Materials at the price and cost which are both reasonable and competitive in the industry with regard to the functional life of service of the Facility and the Facility Site, taking into account quality, performance and safety;

2.1.1.11 Storage and Related Matters. Operator shall oversee, manage or provide for the transportation, receipt, storage, expediting and maintenance of any Equipment and Materials, including any Hazardous Materials, in connection with the provision or performance of any O&M Services hereunder as necessary or appropriate;

2.1.1.12 Sale and Delivery of Power. Operator shall manage and implement the sale and delivery to applicable interconnect facilities of electricity produced at the Facility, including performing all forecasting, dispatch, scheduling and balancing services and obligations as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including in connection with all power purchase and interconnection agreements;

2.1.1.13 Support. Operator shall provide any and all Support, including temporary facilities, utilities, tools, machinery or other items, necessary or appropriate in connection with any of the foregoing;

2.1.1.14 Wellfield Maintenance. Operator shall provide or perform all routine, normal and customary testing and maintenance services, as updated or amended from time to time pursuant to the Annual Operating Plan and Budget, whether scheduled or unscheduled, as may be necessary or appropriate in connection with the testing and maintenance of the Wellfield, including the implementation, monitoring and enforcement of policies and procedures relating to the foregoing; and

2.1.1.15 Other Services. As part of the O&M Services, Operator shall perform or provide any other O&M Services, Equipment and Materials or any Support, including any actions or items not specifically described in this Agreement, if it reasonably may be inferred in accordance with applicable standards hereunder that such additional work or item is contemplated as part of this Agreement or is necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site.

2.1.2 Administrative Services. From and after the O&M Commencement Date, subject to the terms and conditions of this Agreement and subject to the authority of Owner to control all aspects of the Facility, Operator shall have sole and exclusive responsibility to administer and manage the Facility on behalf of Owner, including with respect to the following activities to be performed, in each case, in the name and on behalf of Owner:

2.1.2.1 Service Providers. Operator shall identify, engage, manage, oversee, direct, negotiate and communicate with engineers, architects, accountants, suppliers, brokers, contractors, consultants and other service providers as may be necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site and in order to provide any and all O&M Services hereunder;

2.1.2.2 Governmental Authorities. Operator shall negotiate and communicate on behalf of Owner with all Governmental Authorities and other Persons necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site and in order to provide any and all O&M Services hereunder;

2.1.2.3 Governmental Approvals. Operator shall obtain, if not previously obtained and maintain, for itself and on behalf of Owner, any and all Governmental Approvals (and any renewals or replacements of the same) required or otherwise necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including the provision or performance of the O&M Services, and which may otherwise be necessary or appropriate in connection with the transactions contemplated by this Agreement. All such Governmental Approvals shall, to the extent permitted by Applicable Law, be in the name of Owner, and otherwise Operator shall take all action and do all things necessary or appropriate to permit the prompt transfer of all such Governmental Approvals to Owner in the event this Agreement is terminated or Operator is otherwise limited or prohibited from providing, performing or otherwise satisfying its obligations hereunder. Operator shall provide copies of all such Governmental Approvals (and any renewals or replacements of the same) to Owner promptly upon obtaining them;

2.1.2.4 Applicable Law. Operator (a) shall comply and (b) shall initiate and maintain reasonable policies, procedures and precautions that are necessary or appropriate to cause the Facility, the Facility Site and the O&M Services provided and performed hereunder to comply, in each case, with applicable provisions of all Applicable Laws, including Environmental Laws and those related to prevention of injury to persons or damage to property at the Facility or Facility Site;

2.1.2.5 Warranties on New Equipment and Materials and Services. Operator shall, in connection with the procurement of all Equipment and Materials and the O&M Services hereunder, obtain and maintain, in full force and effect, and enforce, in each case, on behalf of Owner, all warranties (including extended warranties applicable upon repair or replacement) provided by suppliers or vendors thereof. All such warranties shall, to the extent permitted by Applicable Law, be in the name of Owner or the Facility, and otherwise Operator shall take all action and do all things necessary or appropriate to permit the prompt transfer of all such warranties to Owner in the event this Agreement is terminated or Operator is otherwise limited or prohibited from providing, performing or otherwise satisfying its obligations hereunder. Operator shall provide copies of all such warranties, licenses and approvals (and any renewals or replacements of the same) to Owner promptly upon obtaining them.

2.1.2.6 Original Warranties. Operator shall maintain, in full force and effect, and enforce, in each case, on behalf of Owner, all warranties (including extended warranties applicable upon repair or replacement) provided pursuant to any of the Construction Documents with respect to the Facility or any component thereof. All such warranties shall, to the extent permitted by Applicable Law, be in the name of Owner or the Facility, and otherwise Operator shall take all action and do all things necessary or appropriate to permit the prompt transfer of all such warranties to Owner in the event this Agreement is terminated or Operator is otherwise limited or prohibited from providing, performing or otherwise satisfying its obligations hereunder. Operator shall provide copies of all such warranties, licenses and approvals (and any renewals or replacements of the same) to Owner promptly upon obtaining them;

2.1.2.7 Owner Maintenance Agreements.

2.1.2.7.1 In General; Nature of Maintenance Contracts. Operator acknowledges that Owner has or shall directly enter into the Owner Maintenance Agreements for the performance and provision of Owner-Supplied Maintenance Services. Nonetheless, Operator further acknowledges and agrees that the subject matter of the Owner Maintenance Agreements is, or shall be deemed, “O&M Services” to be provided or performed by Operator hereunder and, therefore, Operator and Owner agree that, except as expressly stated herein or as Owner otherwise directs, the Operator shall act as Owner with respect to all Owner Maintenance Agreements to the same extent as if such Owner Maintenance Agreements were subcontracts with Operator for all purposes hereunder. Operator shall ensure that any O&M Services performed or provided in connection with such Owner Maintenance Agreements shall be provided or performed in compliance with all requirements applicable to O&M Services provided or performed hereunder;

2.1.2.7.2 Execution and Delivery of Owner Maintenance Agreements. As of the date hereof, the Owner Maintenance Agreements that have been duly executed and delivered by the parties thereto are set forth in Schedule A attached hereto; such Owner Maintenance Agreements have been reviewed and negotiated at Owner’s direction by the Operator. On and after the date hereof, Owner hereby grants Operator the continuing authority to negotiate, on Owner’s behalf, all other Owner Maintenance Agreements, or any amendment thereto or replacement thereof, with respect to the Owner-Supplied Maintenance Services; provided, that (i) Operator shall negotiate such Owner Maintenance Agreements, or amendments or replacements thereto, in good faith and exercise reasonable care in connection with the foregoing, (ii) Operator shall negotiate such Owner Maintenance Agreements, or amendment or replacements thereto, bearing in mind the Annual Operating Plan and Budget, and (iii) all Owner Maintenance Agreements, or amendments or replacements thereto, shall be executed and delivered by Owner once fully negotiated by Operator; provided, that, upon entry into a new Owner Maintenance Agreement or upon the amendment, replacement or expiration of an Owner Maintenance Agreement, Schedule A attached hereto shall be deemed amended to reflect such action;

2.1.2.7.3 Responsibilities and Rights under Owner Maintenance Agreements. Operator shall, on behalf of Owner, fully perform all duties, responsibilities and obligations and exercise all rights, including with respect to rights to damages and warranties, of the Owner under the Owner Maintenance Agreements, except for obligations of the Owner to make payments due thereunder; provided, that Operator shall act in good faith and exercise reasonable care in connection with the foregoing. Operator shall administer and direct payments under the Owner

Maintenance Agreements as provided in Article VII hereof. If Operator fails to perform any duties, responsibilities or obligations or exercise any rights under the Owner Maintenance Agreements as may be reasonably necessary or appropriate in connection with the O&M Services, then Owner reserves the right to perform such duties, responsibilities or obligations or exercise such rights. For the avoidance of doubt, subject to Owner’s reimbursement obligations hereunder, any and all amounts paid to or received, including constructive receipt by means of setoff or retention of payments owed by Owner, with respect to the exercise of Owner’s rights under any Owner Maintenance Agreement shall be the sole and exclusive property of Owner;

2.1.2.7.4 Consideration for Obligations. Operator hereby acknowledges and agrees that the Base Fee to be paid by the Owner to the Operator encompasses adequate and full consideration for Operator’s obligations hereunder with respect to any Owner Maintenance Agreements, including with respect to those obligations set forth in this Section 2.1.2.7;

2.1.2.7.5 Cooperation. Operator and Owner will cooperate with each other (i) to ensure that each of the Operator and Owner has correct and complete copies of all Owner Maintenance Agreements and all other information relating to the Owner-Supplied Maintenance Services, and (ii) without limiting the obligations of Operator hereunder, in the performance of all duties, responsibilities and obligations and exercise of all rights under the Owner Maintenance Agreements;

2.1.2.7.6 Operator Authority. Owner hereby grants to Operator authority to act on behalf of Owner, as agent, in connection with performing any obligation under or exercising any rights, including with respect to rights to damages and warranties, with respect to the Owner Maintenance Agreements as required pursuant to this Section 2.1.2.7; provided, that such authority, including the nature and extent thereof, shall solely be that which is necessary or appropriate for the purpose of performing Operator’s obligations with respect to the Owner Maintenance Agreements hereunder; provided, further, that, upon and during the continuance of any Operator Event of Default, Owner may, at any time and in its sole discretion, revoke or otherwise limit such authority of Operator granted hereby;

2.1.2.8 Insurance. Operator shall obtain and maintain, for itself and on behalf of Owner, in full force and effect during the term of this Agreement (or for such longer term as may be required under Schedule B) and enforce all insurance in accordance with, and meeting the requirements set forth in Schedule B, and in all instances naming Owner as the insured Person and the Administrative Agent on behalf of the Lenders as an additional insured Persons, except as provided in Schedule B. Operator will cause information concerning any reduction, change or cancellation of coverage to be promptly furnished to Owner and the Administrative Lender. Operator shall provide copies of all such insurance policies (and any renewals or replacements of the same) to Owner promptly upon obtaining them. Operator shall take such actions or omit taking such actions that may restrict or limit the coverage of or the ability to make claims with respect to any insurance required to be obtained and maintained hereunder;

2.1.2.9 Taxes. Operator shall direct Owner to pay all Taxes due by Owner, and Operator shall prepare and file or cause to be filed all returns, certificates, applications or other documents relating thereto, in connection with the Facility and the Facility Site, including those relating to the energy produced and sold by the Facility and the provision and performance of any and all O&M Services hereunder; provided, that, for the avoidance of doubt, Operator shall be solely responsible for any Taxes levied or otherwise imposed on it in connection with the provision or performance of O&M Services hereunder. Operator shall provide copies of all such filings, certificates or other documents relating to the payment of Taxes on Owner’s behalf (and any amendments or replacements of the same) to Owner promptly upon obtaining them;

2.1.2.10 Utilities. Operator shall obtain and maintain, and pay or cause to be paid, all utility services, including communications, that are necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, including all utilities required in connection with any of the Project Documents or pursuant to any warranties. All such utilities shall, to the extent permitted by Applicable Law, be in the name of Owner, and otherwise Operator shall take all action and do all things necessary or appropriate to permit the prompt transfer of all such utilities to Owner in the event this Agreement is terminated or Operator is otherwise limited or prohibited from performing or otherwise satisfying its obligations hereunder;

2.1.2.11 [RESERVED]

2.1.2.12 General Services. Operator shall perform and provide all accounting, human resource, information technology and other similar administrative services that are necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site and the provision and performance of any and all O&M Services hereunder;

2.1.2.13 Accounting and Operating Records and Logs. Operator shall maintain accounting and operating records and logs necessary to perform the O&M Services hereunder, including the preparation of reports as described herein; and

2.1.2.14 Other Services. Operator shall provide any and all other routine, normal and customary administrative on behalf of itself and the Owner that are necessary or appropriate in connection with the operation and maintenance of the Facility and the Facility Site, the provision and performance of any and all O&M Services hereunder.

2.1.3 Notwithstanding anything contained in this Section 2.1 the Operator shall not be obligated to perform or provide O&M Services in excess of those supported by the Annual Operating Plan and Budget; provided, that the foregoing shall not relieve Operator of its obligations to perform or provide the O&M Services in conformity with the Annual Operating Plan and Budget and otherwise in accordance with the requirements hereof.

Section 2.2 Standards for Maintenance of the O&M Services.

2.2.1 Operator shall be responsible for operation and maintenance means, methods, techniques, sequences, procedures and safety and security programs in connection with the performance of the O&M Services. Operator shall perform, or cause to be performed, all O&M Services in accordance and in compliance, in all respects, with the Maintenance Standards.

2.2.2 Operator shall retain care, custody and control of and bear the responsibility to repair or correct any loss, destruction or damage of or to the Facility or any component thereof until termination of this Agreement; provided, that in connection with any Casualty Event, Owner shall make available to Operator the proceeds or funds available for Restoration Work in accordance with the Credit Agreement to the extent that such Casualty Event does not result in the termination of this Agreement. Owner shall not be liable for losses to any of Operator’s materials, equipment or supplies as a result of any event other than the gross negligence or direct action of Owner.

2.2.3 Notwithstanding anything else to the contrary herein, Operator shall perform or provide, or cause to be performed or provided, all O&M Services in a manner and with the purpose, and take all action and do all things necessary or appropriate, so as to permit the prompt transfer of care, custody and control of the Facility (in operating condition), the Facility Site, Subcontracts and any Government Approvals held in the name of Operator to Owner in the event this Agreement is terminated or Operator is otherwise limited or prohibited from providing, performing or otherwise satisfying its obligations hereunder, including with respect to insurance, utilities, leases of any real or personal property, warranties, Governmental Approvals or any other matter.

Section 2.3 Facility Objectives; Maintenance Standards.

Subject to the occurrence of a Force Majeure Event and normal interruptions arising in connection with routine, normal and customary inspection, maintenance, service, repair and testing, Operator shall provide or perform any and all O&M Services (i) with the purpose of causing the Facility to achieve the Facility Objectives and (ii) with the purpose of satisfying the Maintenance Standards.

Section 2.4 Confirmation of Operator.

Operator has received and reviewed the EPC Agreement and the documents related thereto, including the Project Design Book, the Owner Construction Agreements, the Subcontracts and the Facility Objectives and has also reviewed the terms and conditions of this

Agreement and the documents related hereto, and, based on the foregoing, hereby confirms and agrees that it has not identified any design, engineering, scheduling, operating, maintenance, performance or other deficiencies that may adversely affect the ability of Operator to perform or provide the O&M Services in accordance with the Maintenance Standards or to achieve the Facility Objectives.

Section 2.5 Personnel Standards.

Operator shall provide and make available as necessary or appropriate, in accordance with the requirements of the Annual Operating Plan and Budget, the Maintenance Standards and the Facility Objectives, all such labor and professional, administrative, technical, information technology, engineering, repair, supervisory, managerial or other personnel as are required to perform the O&M Services hereunder. Such personnel shall be qualified, certified and experienced in the duties to which they are assigned and the O&M Services for which they are to perform or provide hereunder. All individuals employed by Operator in the performance of the obligations under this Agreement shall be the employees of Operator or its Affiliates, and, without prejudice to the Parties’ rights and obligations with respect to the Annual Operating Plan and Budget, their working hours, rates of compensation and all other matters relating to their employment shall be the responsibility of Operator and determined solely by Operator. Operator shall retain sole authority, control and responsibility with respect to its employment policy in connection with the performance of its obligations hereunder.

Section 2.6 [RESERVED].

Section 2.7 Reports.

2.7.1 No later than the tenth (10th) day of each month, commencing with the first full calendar month occurring immediately after the O&M Commencement Date, Operator shall provide Owner the following reports applicable to the prior month, based on the best data available at the time of preparation of such report and subject to revision based on acquisition of more accurate data:

2.7.1.1 monthly production reports, supported with appropriate documentation, showing the quantity of electricity generated and sold by the Facility;

2.7.1.2 monthly operational reports on Facility uptime, major repairs, key operating parameters, and other operational details materially affecting plant operations;

2.7.1.3 monthly income and operating expense reports, including (insofar as is reasonably practicable given Operator’s current reporting capabilities) a line-by-line comparison of actual income and expenses to the Annual Operating Plan and Budget;

2.7.1.4 monthly safety reports, summarizing the safety record for the month and for the Operating Year to date, as required by Applicable Laws;

2.7.1.5 monthly environmental reports on environmental incidents, including spills and releases where reported, or required to be reported, to a Governmental Authority, including Operating Year to date data, with respect to the Facility, the Facility Site, the O&M Services provided hereunder, Operator or the Owner;

2.7.1.6 monthly reports concerning disputes, allegations, inspections, inquiries, citations, notices of violation, penalties assessed or issued and similar actions by or with any Governmental Authority with respect to the Facility, the Facility Site, the O&M Services provided hereunder, Operator or the Owner;

2.7.1.7 monthly reports on litigation or third party claims, disputes, or actions, or notice of intent to sue, threatened or filed, with respect to the Facility, the Facility Site, the O&M Services provided hereunder, Operator or the Owner;

2.7.1.8 monthly reports on any warranty claims with respect to the Facility or Equipment and Materials comprising the Facility;

2.7.1.9 monthly reports updating the status of any item or matter reported pursuant to Section 2.7.2 or 2.7.3 which is not otherwise encompassed by any of the foregoing monthly report;

2.7.1.10 monthly reports concerning disputes or other disagreement with respect to any of the Project Documents or any other agreement relating to the Facility or the Facility Site; and

2.7.1.11 monthly reports as to any material information concerning any new or significant aspect, event or circumstance with respect to the Facility, the Facility Site, the O&M Services provided hereunder or Operator or the Owner.

2.7.2 In addition to the reports described in Section 2.7.1, from and after the O&M Commencement Date, Operator shall provide Owner with written reports detailing any of the following events within fifteen (15) days of such event:

2.7.2.1 incident reports with respect to any matter, event or circumstance giving rise to a reportable item under Section 2.7.1.5, 2.7.1.6 or 2.7.1.7; and

2.7.2.2 incident reports with respect to any other material information concerning any new or significant aspect, event or circumstance with respect to the Facility, the Facility Site, the O&M Services provided hereunder or Operator or the Owner.

2.7.3 In addition to the reports described in Sections 2.7.1 and 2.7.2, from and after the O&M Commencement Date, Operator shall report to Owner any of the following events immediately or as soon as practical, but not more than eight hours after occurrence of such event:

2.7.3.1 any incident involving significant injury or death of an employee, contractor or other Person on the Facility Site or during the course of providing O&M Services hereunder:

2.7.3.2 any event or circumstance with respect to the Facility, the Facility Site, the O&M Services provided hereunder or Operator or the Owner that results or could likely result in material noncompliance with any Applicable Laws; and

2.7.3.3 any significant event (not included in Section 2.7.3.1 or 2.7.3.2 above) with respect to the Facility, the Facility Site, the O&M Services provided hereunder or Operator or the Owner that results or could likely result in (a) Owner having promptly to file a report with or otherwise give notice to any Governmental Authority of such an event, (b) Owner suffering or incurring a material loss or liability or (c) the Facility or Facility Site suffering a material Casualty Event.

2.7.4 As soon as available, and in any event within sixty (60) days after the end of each Operating Year, Operator shall provide to Owner an annual operating report, addressing the matters set forth in Section 2.7.1 above, for such Operating Year.

2.7.5 Operator shall prepare reports, certificates and other documents that may from time to time be required by Owner, pursuant to any Project Documents or pursuant to any Financing Documents.

2.7.6 Owner may, from time to time, request reasonable changes to the format of any report required under this Section 2.7. If not unduly burdensome or inconsistent with Operator’s operations, the relevant revised format shall be adopted by Operator as soon as Operator is able to reasonably accommodate such changes.

Section 2.8 No Liens or Encumbrances.

From and after the O&M Commencement Date, Operator shall keep and maintain the Facility free and clear of all Liens resulting from the action of Operator or the O&M Subcontractors or work done at the request of Operator, including the provision or performance of any of the O&M Services hereunder, except for any Liens arising by operation of Applicable Laws for amounts not yet due under this Agreement and any Liens relating to undisputed amounts due and payable to Operator under this Agreement that have not been properly paid.

Section 2.9 Emergency Action.

Upon the occurrence of an Emergency Condition occurring from and after the O&M Commencement Date, Operator shall promptly notify Owner of such Emergency Condition by telephone, facsimile transmission or in person, with confirmation in writing to be provided to Owner within one (1) Business Day describing in reasonable detail the nature and extent of the Emergency Condition, the steps taken by Operator in response to such Emergency Condition and the anticipated duration of such Emergency Condition. Operator shall take prompt action in the exercise of its reasonable judgment to minimize the effect or remove the existence of such

Emergency Condition in accordance with Applicable Laws, the Maintenance Standards and Prudent Practices; provided, however, that if alternative actions are available with respect to responding to any Emergency Condition, Operator shall take such action that would, in its reasonable judgment, have the least adverse effect on the Facility and the Facility Site.

Section 2.10 O&M Manual.

Operator shall maintain and periodically update the O&M Manual in accordance with the requirements of the Project Documents, Applicable Laws, the Maintenance Standards and Prudent Practices.

Section 2.11 No Action.

Operator shall not take any action that would (i) invalidate any warranty or service contract that runs to Owner under any Project Document or other agreement relating to the Facility, (ii) release any contractor or supplier from its obligations under any such agreement, (iii) give rise to any claim by any contractor or supplier against Owner not otherwise available to such contractor or supplier, or (iv) waive any right of Owner under any Project Document or other agreement relating to the Facility, other than in the best interest of the Owner; provided, however, that any action by Operator taken in accordance with Applicable Laws or Prudent Practices in connection with or in response to an Emergency Condition in accordance with Section 2.9 shall not be deemed to be a violation of this Section 2.11.

Section 2.12 Cooperation.

From and after the O&M Commencement Date and during the provision or performance of any O&M Services hereunder, Operator shall, or shall cause any employee, service provider or other Person acting at its direction or under its supervision to, cooperate with Contractor for the purpose of achieving Final Completion under the EPC Agreement in accordance with the requirements thereof, and shall otherwise cooperate with any Person providing or performing Work or other services pursuant to any Construction Document. In accordance with the foregoing, Operator shall not do, or cause to be done, any action or omit to take any action that would have the effect of hindering or otherwise adversely affecting the obligations of the Contractor under the EPC Agreement, or any other Person under any Construction Document, in connection with achieving Final Completion in accordance with the requirements thereof.

From and after the O&M Commencement Date and during the provision or performance of any O&M Services hereunder, and notwithstanding anything else to the contrary herein, Operator shall, or shall cause any employee, service provider or other Person acting at its direction or under its supervision to, cooperate with any Person performing or providing any services with respect to the Facility or the Facility Site under any Maintenance Document or any other agreement relating to the operation and maintenance of the Facility or the Facility Site.

Section 2.13 Affiliate Contracts.

With regards to the provision or performance of any O&M Services, Operator shall not enter into any contract, agreement or other obligation whether written or oral, with any Affiliate of Operator unless such contract, agreement or other obligation (i) contains market terms, (ii)

provides for payment obligations thereunder, including as to indemnification or any other liability, only for reasonable out-of-pocket fees, costs and expenses incurred in connection with performing or providing O&M Services in accordance with this Agreement and (iii) otherwise does not contain any payment obligation that would result in a profit for such Affiliate or any other Person.

ARTICLE III

RESPONSIBILITIES OF OWNER

Section 3.1 General.

Owner shall furnish, or cause to be furnished, to Operator, at Owner’s expense, the information, services, materials and other items described in this Article III. All such items shall be made available at such times and in such manner as may be reasonably required for the expeditious and orderly performance of O&M Services by Operator hereunder.

Section 3.2 O&M Manual.

Owner shall provide to Operator the O&M Manual on or promptly after receipt thereof from the Contractor pursuant to the EPC Agreement.

Section 3.3 Facility.

Upon the O&M Commencement Date, Owner shall grant to Operator unrestricted access to the Facility and Facility site subject to the terms and conditions of this Agreement.

Section 3.4 Contractor-Supplied Items.

Owner shall make available to Operator such information and services relating to operation and maintenance of the Facility and Facility Site as have been or are furnished to Owner pursuant to any Construction Documents, including training and training manuals related to the operation and maintenance of the Facility.

Section 3.5 Technical Information and Manuals.

Owner shall deliver to Operator, as soon as practicable, copies of any equipment manuals, system descriptions, system operating instructions, equipment maintenance instructions and pertinent design documentation, including the Project Design Book, developed by any contractor or supplier with respect to the Facility, that have been or are provided to Owner pursuant to any Construction Documents. At all times after the O&M Commencement Date, such materials shall be under the care and custody of Operator; provided, however, that (i) Operator shall update such materials as may be necessary or appropriate from time to time, (ii) Operator shall maintain such materials in as good a condition as when such materials are delivered to Operator, subject to normal wear and tear, and (iii) Owner and its employees and contractors shall have access at all reasonable times to such materials in the possession of Operator.

ARTICLE IV

REPRESENTATIVES OF THE PARTIES

Section 4.1 Representative of Operator.

4.1.1 Appointment. Prior to the commencement of the first Operating Year, Operator shall appoint an individual, such individual to be approved in writing by Owner, which approval shall not be unreasonably withheld, conditioned or delayed, which individual will direct, oversee and manage Operator’s resources and have full responsibility for the provision and performance of all O&M Services hereunder and all Facility operations and administration and shall be authorized and empowered to act for and on behalf of Operator on all matters concerning this Agreement and its obligations hereunder, other than any amendments, modifications or waivers of the terms and conditions of this Agreement (the “Plant Manager”). Operator shall notify Owner in writing of any proposed replacement of the Plant Manager, and such replacement Plant Manager shall be subject to the prior written approval of Owner, which approval shall not be unreasonably withheld or delayed. The Operator shall, when proposing any Plant Manager to Owner, provide reasonable information about the proposed Plant Manager’s qualifications, certifications and experience.

4.1.2 Removal of Plant Manager. Owner may require Operator to remove and replace the Plant Manager at any time and from time to time if Owner determines in its reasonable discretion that cause exists for such removal, which cause shall be specified in reasonable detail to Operator.

Section 4.2 Representative of Owner.

Prior to the commencement of the first Operating Year, Owner shall appoint an individual, who shall be authorized and empowered to act for and on behalf of Owner on all matters concerning this Agreement and its obligations hereunder, other than any amendments, modifications of the terms and conditions of this Agreement (the “Asset Manager”). Owner shall notify Operator in writing following appointment of the Asset Manager and any replacement Asset Manager.

ARTICLE V

LIMITATIONS ON AUTHORITY

Section 5.1 General Limitations.

Notwithstanding any provision in this Agreement to the contrary, unless (i) previously approved in the Annual Operating Plan and Budget, (ii) performed in compliance with the requirements of the O&M Manual and the Maintenance Standards, or (iii) otherwise previously approved in writing by Owner, Operator shall not (and shall cause any employees, personnel or other Persons acting pursuant to or under the direction, oversight or management of the Operator not to):

5.1.1 Disposition of Assets. Sell, lease, pledge, mortgage, encumber, convey, or make any license, exchange or other transfer or disposition of any Equipment and Materials or any other property or assets of Owner, including any Equipment and Materials comprising the

Facility or for which Owner has provided payment with respect thereto or which otherwise are intended to be the property of the Owner in connection with the O&M Services provided or performed hereunder.

5.1.2 Liens. Take any action or do any thing to (i) create, or cause the creation or imposition of, any Lien on any property or assets of the Owner except in accordance with the Financing Documents, or (ii) release, or cause the release or waiver of, any Lien created with respect to the property and assets of the Owner in favor of the Administrative Agent pursuant to the Financing Documents.

5.1.3 Expenditures. (i) Incur a Reimbursable Cost or (ii) acquire on a Reimbursable Cost basis any Equipment and Materials, in each case, except in conformity with the Annual Operating Plan and Budget; provided, however, that the foregoing restriction shall not apply if (x) in the reasonable judgment of Operator, such incurrence or acquisition was reasonably necessary to minimize or mitigate the effect, or remove the existence, of an Emergency Condition as required by Section 2.9, or (y) the aggregate amount of all Reimbursable Costs made with respect to any Operating Year does not exceed by one hundred and ten percent (110%) the total stated amount of the Annual Operating Plan and Budget with respect to such Operating Year.

5.1.4 Lawsuits and Settlements. Settle, compromise, assign, pledge, transfer, release or consent to the settlement, compromise, assignment, pledge, transfer or release of, any Claim, suit, debt, demand or judgment against or due by, Owner or Operator, the cost of which, in the case of Operator, would be a Reimbursable Cost hereunder, or submit any such Claim, dispute or controversy to arbitration or judicial process, or stipulate in respect thereof to judgment, or consent to the same.

5.1.5 Transactions on Behalf of Owner. Engage in any other transaction on behalf of Owner except as expressly permitted hereby.

5.1.6 Changes in Configuration. Other than in response to an Emergency Condition (which shall be undertaken in accordance with Section 2.9), modify, alter or otherwise change the Facility or any component thereof in a manner that adversely affects, in any material respect, the Facility Objectives or causes the Facility to fail to comply with the Maintenance Standards.

5.1.7 Other Actions. Except as otherwise expressly permitted hereunder (or with the prior written consent of the Owner), take, or agree to take, do, or agree to do, or otherwise direct or cause, either directly or indirectly, the taking of any action that, either individually or in conjunction with any other actions, events or circumstances, (i) could reasonably be expected to have a material adverse affect on the business, operations or financing condition of the Owner or the Facility, (ii) does not comply or otherwise departs from the applicable Annual Operating Plan and Budget, Applicable Law, the Maintenance Standards, Prudent Practices or the Facility Objectives, or (iii) is not in the best interests of the Owner or the Facility.

Section 5.2 Execution of Documents.

Except as expressly permitted hereunder (or with the prior written consent of the Owner), Operator shall not have the power and authority to execute any agreement, contract or other document, or waive, amend, modify or terminate any existing contract or document, in the name of Owner or as Owner’s agent, and Operator shall not represent to any other Person that it has such power or authority, and any agreement, contract or other document so entered into by Operator, whether or not the benefit therefrom runs to the Owner, shall not bind Owner and shall be the sole responsibility of the Owner, including as to cost and expenses thereunder.

ARTICLE VI

PLANS, PROCEDURES AND REPORTING

Section 6.1 Annual Operating Plan and Budget.

Subject to Section 6.1.6, Operator and Owner shall prepare and agree upon an Annual Operating Plan and Budget for each Operating Year during the term of this Agreement as follows:

6.1.1 Adoption.

6.1.1.1 Subject to Sections 6.1.4 and 6.1.5, not less than ninety (90) days prior to the beginning of each Operating Year, Operator shall prepare and submit to Owner, with a copy to the Administrative Lender, a proposed Annual Operating Plan and Budget, comprised of the Facility Plan and Budget and the Wellfield Plan and Budget, and, for informational purposes only, a three (3) year projection on an annual basis of such Annual Operating Plan and Budget. Owner shall promptly review Operator’s proposed Annual Operating Plan and Budget upon submission to the Owner and may, by written request, propose changes, additions, deletions and modifications. Operator and Owner will then meet and, in good faith, attempt to agree upon, subject to the requirements of Sections 6.1.4 and 6.1.5, a final Annual Operating Plan and Budget with respect to the applicable Operating Year by the date which is forty-five (45) days prior to the commencement of such Operating Year. Such final Annual Operating Plan and Budget shall remain in effect throughout the applicable Operating Year, subject to updates and adjustments as provided in this Agreement and to such other updating, revision and amendment as may be proposed by either Party and consented to in writing by the other Party in accordance with this Agreement.

6.1.1.2 Any actions proposed under the Annual Operating Plan and Budget, including any update, revision or amendment thereto, shall be consistent with the O&M Manual and Operator’s obligations as set forth in this Agreement, including those relating to Maintenance Standards and the Facility Objectives, and subject to the requirements of Sections 6.1.4 and 6.1.5. Operator shall notify Owner as soon as reasonably possible of any material deviations or discrepancies from the projections contained in the Annual Operating Plan and Budget.

6.1.1.3 Following the occurrence of a Force Majeure Event that results in increased costs to Operator, Operator shall be entitled to a reasonable adjustment to the Annual Operating Plan and Budget, which adjustment shall be made as soon as reasonably practicable under the circumstances, reflecting the reasonable value of any such increased costs from such event. In the event of Force Majeure that results in decreased costs to Operator, Owner shall be entitled to a reasonable adjustment in the Annual Operating Plan and Budget, which adjustment shall be made as soon as reasonably practicable under the circumstances, reflecting the reasonable value of any such decreased costs from such event.

6.1.1.4 Each Annual Operating Plan and Budget shall include an annual maintenance program for the relevant Operating Year and, for informational purposes only, a three (3) year projection of the maintenance program. Such annual maintenance program portion of the Annual Operating Plan and Budget shall be subject to review and approval of Owner as provided in this Section 6.1.

6.1.2 Failure to Adopt. If, forty-five (45) calendar days prior to the commencement of any Operating Year, the Parties are unable to reach agreement or the requirements of Sections 6.1.4 and 6.1.5 are not satisfied concerning all or any portion of the Annual Operating Plan and Budget with respect to such Operating Year as to which agreement has not been reached or for which approval has not been provided pursuant to Sections 6.1.4 or 6.1.5 (i.e., the specific sections, components or line items thereof), then all or such portion shall be determined by the Owner, subject to the consent of the Administrative Lender; provided, that if all or any portion of the Annual Operating Plan and Budget with respect to any Operating Year is not finally determined in accordance with the requirements hereof upon commencement of such Operating Year, then such portions shall be, until final determination can be achieved in accordance with the requirements, hereof, determined by reference to the corresponding portion of the immediately preceding Annual Operating Plan and Budget, with the relevant portion therein adjusted to reflect the CPI Adjustment and shall be effective for any purpose hereunder commencing on the first day of such Operating Year.

6.1.3 Notice of Excessive Costs. If, at any time during the performance of its obligations, Operator becomes aware that the aggregate amount of all Reimbursable Costs, with respect to any Operating Year, exceeds or will exceed the amount specified in the Annual Operating Plan and Budget, with respect to such Operating Year, by greater than ten percent (10%), Operator shall promptly provide Owner notice of such event with detail and explanation.

6.1.4 Consent of Independent Engineer. Prior to adoption with respect to any Operating Year or any update or amendment thereto, the Annual Operating Plan and Budget shall be submitted to the Independent Engineer for the Independent Engineer’s prior written consent with respect to the portion of the Annual Operating Plan and Budget comprised of the Facility Plan and Budget, which consent shall not be unreasonably withheld, conditioned or delayed.

6.1.5 Consent of Geothermal Engineer. Prior to adoption with respect to any Operating Year or any update or amendment thereto, the Annual Operating Plan and Budget shall be submitted to the Geothermal Engineer for the Geothermal Engineer’s prior written consent with respect to the portion of the Annual Operating Plan and Budget comprised of the Wellfield Plan and Budget, which consent shall not be unreasonably withheld, conditioned or delayed.

6.1.6 First Annual Operating Plan and Budget. Notwithstanding anything else herein to the contrary, the Annual Operating Plan and Budget(s) with respect to the one or more Operating Years (or any portion thereof) occurring from and after the O&M Commencement Date to and including December 31, 2009 shall be the Annual Operating Plan and Budget attached hereto as Exhibit D in writing, in part, and electronically, in part; provided, that such Annual Operating Plan and Budget shall be adjusted by Owner, subject to the consent of the Administrative Lender, to reflect the Actual Facility Characteristics if the Target Facility Characteristics are not achieved by Final Completion.

Section 6.2 Availability of Operating Data and Records.

Operator shall make data prepared and maintained pursuant to Section 3.5 available to Owner and, at Owner’s request, its designee (i) as may be required under the Transaction Documents, and (ii) upon any reasonable request at any time by Owner, on any Business Day during regular business hours, and, at any time during an Emergency Condition.

Section 6.3 Books and Records.

6.3.1 Operator shall maintain complete and accurate financial and accounting books and records, including receipts, notes, and records that are pertinent to the performance of the O&M Services and the operation and maintenance of the Facility.

6.3.2 Operator shall retain all such books and records for a minimum of three years following the end of the Operating Year to which such books and records apply.

ARTICLE VII

REIMBURSABLE COSTS AND COMPENSATION TO OPERATOR

Subject to the other terms and conditions hereof, Owner shall pay Reimbursable Costs incurred on behalf of the Facility and the Owner and pursuant to the O&M Services hereunder in accordance with the terms of Section 7.1.2 below. Additionally, as compensation to Operator for the performance of the O&M Services hereunder, subject to the other terms and conditions hereof, Owner shall pay Operator, in the manner and at the times specified in Section 7.2, the Base Fee. All O&M Covered Costs shall be borne and paid by Operator for its own account.

Section 7.1 Reimbursable Costs.

Subject to Section 7.1.2, Owner shall pay Reimbursable Costs directly from its own accounts or shall reimburse Operator for Reimbursable Costs paid for by Operator on behalf of Owner.

7.1.1 Subject to Section 2.13, “Reimbursable Costs” are, with respect to any Operating Year, those actual out-of-pocket (without mark-up) fees, costs and expenses, other than O&M Covered Costs, incurred in connection with Operator’s performance of the O&M Services with respect to such Operating Year, which are not to exceed without the consent of the Owner one hundred ten percent (110%) of the aggregate budget set forth in the Annual Operating Plan and Budget for such Operating Year, and generally include the following:

7.1.1.1 Payroll and Related Personnel Costs. Payroll costs and payroll expenses, other than O&M Covered Costs, incurred by Operator and Operator’s Affiliates for employees providing or performing O&M Services hereunder in accordance with its established personnel policies, including all salaries and wages (including any bonuses and other incentives) of personnel involved directly in the performance of the O&M Services hereunder, and all employee benefits and allowances for housing, vacation, sick leave, holidays, and company portion of employee insurance, social security and retirement benefits at Operator’s then current established rates and all payroll taxes, premiums for public liability and property damage liability insurance, workers’ compensation and employer’s liability insurance and all other insurance premiums measured by payroll costs, and other contributions and benefits imposed by any Applicable Laws. Prior to the commencement of each Operating Year, Operator shall notify Owner of its established rate for payroll expenses for personnel for the following Operating Year. Operator’s established rate for payroll expenses is intended to cover all employee benefits and allowances for housing, vacation, sick leave, holidays, company portion of employee insurance, social security and retirement benefits, and payroll taxes, premiums for public liability and property damage liability insurance, workers’ compensation and employer’s liability insurance, and any other insurance premiums measured by payroll costs, and other employee contributions and benefits imposed by any Applicable Laws.

7.1.1.2 Other Reimbursable Costs. All other fees, costs and expenses incurred in the performance of the O&M Services hereunder, regardless of whether those O&M Services are rendered at the Facility or at Operator’s home office, including such fees, costs and expenses as:

7.1.1.2.1 actual costs incurred or reimbursed to employees for travel and subsistence of personnel engaged in the performance of the O&M Services hereunder;

7.1.1.2.2 the cost of all Equipment and Materials and Support used or consumed in the performance of the O&M Services hereunder;

7.1.1.2.3 the cost of Equipment and Materials installed in the Facility (x) in accordance with the requirements of this Agreement or (y) as recommended by Operator and approved by Owner;

7.1.1.2.4 the cost of computer equipment and associated voice and data communication at the Facility;

7.1.1.2.5 telephone costs for calls originating from locations other than the home office;

7.1.1.2.6 all costs associated with consultants, subcontracts, and other outside services as recommended by Operator and approved by Owner;

7.1.1.2.7 all Taxes incurred with respect to the Facility or the O&M Services rendered hereunder, other than Taxes based upon the gross or net income (including, but not limited to, income tax withholding and franchise taxes) of Operator;

7.1.1.2.8 the cost of insurance premiums for policies obtained or maintained by Operator pursuant to Section 2.1.2 of this Agreement and, except as otherwise provided in Section 11.3, any deductibles relating thereto;

7.1.1.2.9 all costs associated with records management, including preparation of materials, equipment, photocopying and operator time, at Operator’s established rates; and

7.1.1.2.10 any and all other Reimbursable Costs not specifically set forth herein incurred by Operator in connection with the performance of the O&M Services hereunder.

All costs referenced in subsections 7.1.1.2.4, 7.1.1.2.5 and 7.1.1.2.9 shall be subject to adjustment in accordance with Operator’s established policies and procedures, upon approval of Owner, which approval shall not be unreasonably withheld, conditioned or delayed.

7.1.2 Payment for O&M Services.

7.1.2.1 O&M Funding Request. Upon the O&M Commencement Date and, thereafter, no fewer than three (3) Business Days prior to each Quarterly Transfer Date, commencing with the Full Revenue QTD, Operator shall prepare and submit to Owner an O&M Funding Request for the Reimbursable Costs (or reasonable estimates thereof) and Base Fee, as applicable, that, with respect to the O&M Funding Request submitted on the O&M Commencement Date, have been incurred or that are expected to be incurred thereafter and, with respect to any other subsequent O&M Funding Request, are expected to be incurred during the calendar quarter to which such other Quarterly Transfer Date relates; provided, that with respect to the O&M Funding Request submitted on the O&M Commencement Date, such O&M Funding Request shall relate to the period from and including the O&M Commencement Date to but excluding the anticipated Full Revenue QTD. On the O&M Commencement Date, with respect to the O&M Funding Request submitted on the O&M Commencement Date, and within three (3) Business Days from receipt of any O&M Funding Request, with respect to any subsequent O&M Funding Request, Owner shall make funds available to pay such Reimbursable Costs and Base Fee as specified in the applicable O&M Funding Request in accordance with the terms and conditions of Account and Security Agreement.

7.1.2.2 O&M Payment Request. Subject to the other terms and conditions hereof, upon the O&M Commencement Date and, thereafter, no fewer than three (3) Business Days prior to any date upon which Reimbursable Costs and/or the Base Fee shall become due and payable, Operator shall submit Owner an O&M Payment Request setting forth (i) the Reimbursable Costs to be paid by the Owner, (ii) the Base Fee to be paid by the Owner, (iii) reasonably detailed description of the components and items comprising the Reimbursable Costs, associating such component or item to the corresponding line item of the Annual Operating Plan and Budget, and (iv) instructions for payment of such amounts to the Operator. Subject to the other terms and conditions hereof and the Account and Security Agreement, Owner shall pay, or cause the payment of, any Reimbursable Costs and Base Fee pursuant to an O&M Payment Request, with respect to the O&M Payment Request submitted on the O&M Commencement Date, on the O&M Commencement Date and, with respect to any other O&M Payment Request, within three (3) Business Days of Operator’s submission of such other O&M Payment Request.

7.1.3 Disputed Invoices.

7.1.3.1 Prior to making payment as required by this Section 7.1, Owner may take written exception to any O&M Payment Request rendered by Operator for any expenditure or any part thereof, on the ground that the same was not properly a Reimbursable Cost and, in such event, Owner may deduct the amount to which exception has been taken from the amount payable pursuant to the relevant invoice.

7.1.3.2 If the amount as to which such written exception is taken, or any part thereof, is ultimately determined in accordance with Section 7.1.1 to be a Reimbursable Cost, such amount or portion thereof (as the case may be) shall be payable by Owner to Operator together with interest as provided in Section 7.3 during the period from the date on which the Reimbursable Cost was incurred by Operator to the date of actual payment by Owner.

7.1.3.3 Notwithstanding the payment of any Reimbursable Cost pursuant to this Section 7.1, Owner shall remain entitled to conduct a subsequent audit and review of all Reimbursable Costs paid or reimbursed by Owner pursuant to this Agreement for a period of two (2) years from and after the close of the calendar year in which such costs were incurred. If Owner determines that any amount previously paid by Owner did not constitute a due and payable item of Reimbursable Costs (it being understood that any standard rates and allowances on which such Reimbursable Costs are based shall not be subject to review or dispute), Owner may submit a claim to Operator indicating the amount and reason the Reimbursable Costs is believed not to be due and payable hereunder. If

Operator agrees with Owner, Operator will remit the amount to Owner within thirty (30) days together with interest thereon at the Late Payment Date for the period from the date on which payment by Owner was made to Operator that was not otherwise due and payable hereunder and the date of actual repayment by Operator to Owner.

7.1.3.4 Operator shall keep and maintain complete and accurate books, records and receipts (in accordance with the generally accepted accounting principles consistently applied) of all costs and expenses incurred by it in connection with this Agreement and the performance of its obligations hereunder and shall, to the extent available, obtain receipts for all expenditures in connection with the O&M Services. Operator shall, upon request of Owner, make its books, records and receipts of such costs and expenses available to Owner, and Owner shall have the right, upon reasonable advance notice, to audit and make copies, at its own expense, of such books, records and receipts for purposes of verifying the Reimbursable Costs and other costs and expenses reported by Operator, and to make such information available to Owner’s personnel or its advisors on a confidential basis for the purpose of evaluating the information.

Section 7.2 Base Fee.

Commencing with the first Operating Year, Owner shall pay Operator for O&M Services performed under this Agreement an annual fee (the “Base Fee”) equal to $90,000 per year (prorated for partial Operating Years), payable in arrears in equal quarterly installments on the O&M Due Date immediately following the applicable quarter during each Operating Year.

Section 7.3 Late Payment.

From and after the date upon which the Owner fails to pay any amount to Operator required to be paid pursuant to Section 7.1.2 by the due date for such amount, such unpaid amount shall accrue interest each calendar day at the Late Payment Rate from the due date, or, in the case of a Reimbursable Cost, the date on which such cost was incurred by Operator, until such amount (plus accrued interest) is paid in full; provided, that this provision shall not be applicable prior to the Financing Expiration Date or Financing Conversion Date.

Section 7.4 Payment for Owner Supplied Maintenance.

In any O&M Funding Request submitted by Operator to Owner, Operator shall set forth payments (or reasonable estimates thereof) that, with respect to the O&M Funding Request submitted on the O&M Commencement Date, have become due and been paid or that are expected to become due thereafter and, with respect to any other subsequent O&M Funding Request, are to become due under any Owner Maintenance Agreement during the calendar quarter to which such other O&M Funding Request relates. On the O&M Commencement Date, with respect to the O&M Funding Request submitted on the O&M Commencement Date, and within three (3) Business Days from receipt of any O&M Funding Request, with respect to any other subsequent O&M Funding Request, Owner shall make funds available to pay such amounts in accordance with the terms and conditions of the Account and Security Agreement.

Upon the O&M Commencement Date and, thereafter, no fewer than three (3) Business Days prior to any amount becoming due under any Owner Maintenance Agreement, Operator shall submit to Owner an O&M Payment Request setting forth (i) the amount to be paid by Owner (the “Owner Maintenance Agreement Payment”), (ii) the Owner Maintenance Agreement to which such Owner Maintenance Agreement Payment relates, (iii) the services performed under such Owner Maintenance Agreement relating to such payment, and (iv) instructions for payment of such amounts directly to the counterparty under such Owner Maintenance Agreement. Subject to the other terms and conditions hereof and the Account and Security Agreement, Owner shall pay any Owner Maintenance Agreement Payment in accordance with the corresponding O&M Payment Request directly to the counterparty.

Section 7.5 Payment for Amounts Due Under Site Documents.

In any O&M Funding Request submitted by Operator to Owner for the periods occurring after the O&M Commencement Date, Operator shall set forth payments (or reasonable estimates thereof) that, with respect to the O&M Funding Request submitted on the O&M Commencement Date, have become due and been paid or that are expected to become due thereafter and, with respect to any other subsequent O&M Funding Request, are to become due under any Site Documents during the calendar quarter to which such O&M Funding Request relates. On the O&M Commencement Date, with respect to the O&M Funding Request submitted on the O&M Commencement Date, and within three (3) Business Days from receipt of any O&M Funding Request, with respect to any other subsequent O&M Funding Request, Owner shall make funds available to pay such amounts in accordance with the terms and conditions of the Account and Security Agreement.

Upon the O&M Commencement Date and, thereafter, no fewer than three (3) Business Days prior to any amount becoming due under any Owner Maintenance Agreement, Operator shall submit to Owner an O&M Payment Request setting forth (i) the amount to be paid by Owner (the “O&M Site Document Payment”), (ii) the Site Document to which such payment relates, and (iii) instructions for payment of such amounts directly to the counterparty under such Site Document. Subject to the other terms and conditions hereof and the Account and Security Agreement, Owner shall pay any O&M Site Document Payment in accordance with the corresponding O&M Payment Request directly to the counterparty under such O&M Site Document.

Section 7.6 Payments for Other Amounts Due From Owner.

In any O&M Funding Request submitted by Operator to Owner, Operator shall set forth payments (or reasonable estimates thereof) that, with respect to the O&M Funding Request submitted on the O&M Commencement Date, have become due and been paid or are expected to become due thereafter and, with respect to any other subsequent O&M Funding Request, are to become due under any other document or agreement relating to the operation and maintenance of the Facility and the Facility Site, which are otherwise specifically contemplated in the Annual Operating Plan and Budget, during the calendar quarter to which such O&M Funding Request relates. On the O&M Commencement Date, with respect to the O&M Funding Request submitted on the O&M Commencement Date, and within three (3) Business Days from receipt of any O&M Funding Request, with respect to any other subsequent O&M Funding Request,

Owner shall make funds available to pay such amounts in accordance with the terms and conditions of the Account and Security Agreement.

Upon the O&M Commencement Date and, thereafter, no fewer than three (3) Business Days prior to any amount becoming due under such document or agreement, Operator shall submit to Owner an O&M Payment Request setting forth (i) the amount to be paid by Owner (the “O&M Other Payment”), (ii) the document or agreement to which such payment relates, and (iii) instructions for payment of such amounts directly to the counterparty under such other document or agreement. Subject to the other terms and conditions hereof and the Account and Security Agreement, Owner shall pay any O&M Other Payment in accordance with the corresponding O&M Payment Request directly to the counterparty under such other document or agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Term.

The initial term of this Agreement shall commence on the Effective Date and continue through the Final Maturity Date (the “Initial Expiration Date”). This Agreement shall be automatically extended for additional five (5) year terms following the Initial Expiration Date (the last day of any such extension period being referred to as the “Extended Expiration Date”), unless terminated by either Party by written notice at least ninety (90) days prior to the applicable Initial Expiration Date or Extended Expiration Date, as the case may be. Notwithstanding the foregoing, this Agreement is subject to earlier termination pursuant to Sections 8.2 and 8.3.

Section 8.2 Termination by Owner.

8.2.1 Termination for Owner’s Convenience. Owner shall have the right to terminate this Agreement or any part hereof for its sole convenience at any time by giving sixty (60) days prior written notice thereof to Operator; provided, that the Required Lenders shall have provided their written consent with respect thereto.

8.2.2 Termination by Owner for Cause. If an Operator Event of Default occurs, then Owner may, without prejudice to any other right or remedy Owner may have hereunder, at any time terminate this Agreement, such termination becoming effective upon notice to Operator. For purposes hereof, an “Operator Event of Default” will be deemed to have occurred if:

8.2.2.1 Operator suspends or abandons the Work;

8.2.2.2 any Bankruptcy of Operator;

8.2.2.3 (i) Operator consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to another entity; or (ii) the consummation of any transaction the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than fifty percent of (50%) Operator’s capital stock;

8.2.2.4 Operator fails to make payment to O&M Subcontractors or any other third party to whom payment is due and payable in connection with the O&M Services after Operator has received payment hereunder related to such O&M Services;

8.2.2.5 default by Operator of the payment of any undisputed amount due to Owner hereunder that is not cured within thirty (30) days after receipt by Operator of written notice from Owner of such default;

8.2.2.6 Operator breaches any obligation under this Agreement and such breach continues beyond any cure period therefor specified herein, or if no such period is specified in connection therewith, thirty (30) days; or

8.2.2.7 Operator incurs the maximum liability under Section 11.3 for two (2) consecutive years or for three (3) years in any five (5) consecutive year period.

8.2.3 Termination by Owner for Casualty Event. If a Casualty Event occurs that is a Total Loss as determined in accordance with Section 2.6.1.2(2) of the Credit Agreement, then this Agreement shall automatically terminate upon payment by Owner of the Redemption Amount, in full, in accordance with Section 2.6 of the Credit Agreement.

8.2.4 Termination by Owner upon Change of Control. Owner shall have the right to terminate this Agreement upon or within sixty (60) calendar days after the date (i) that the parent entity of Operator consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to another entity or (ii) upon which a transaction is consummated, the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the capital stock of Operator’s parent entity.

Section 8.3 Termination by Operator.

8.3.1 Operator shall be permitted at any time terminate this Agreement, such termination becoming effective upon notice to Owner, upon the occurrence of any of the following events:

8.3.1.1 any Bankruptcy of Owner;

8.3.1.2 default by Owner of the payment of any undisputed amount due to Operator hereunder (other than the Base Fee) that is not cured within thirty (30) days after receipt by Owner of written notice from Operator of such default;

8.3.1.3 default by Owner of the payment of any undisputed amount of the Base Fee due to Operator hereunder that is not cured within thirty (30) days after receipt by Owner of written notice from Operator of such default; or

8.3.1.4 Owner breaches any obligation under this Agreement and such breach continues beyond any cure period therefor specified herein, or if no such period is specified in connection therewith, thirty (30) days.

8.3.2 In the event of a termination by Operator under Section 8.3.1 anytime on or after the O&M Commencement Date, Owner shall pay Operator the O&M Termination Payment. The payment of the O&M Termination Payment shall be Operator’s sole and exclusive remedy for any termination hereof pursuant to this Section 8.3.

Section 8.4 Suspension by Operator.

8.4.1 Without prejudice to any other rights of Operator hereunder, including pursuant to Section 8.3, Operator shall be entitled to suspend performance of the O&M Services under this Agreement (without giving rise to any right of Owner to terminate this Agreement) upon thirty (30) Business Days’ notice to Owner in the event that Owner fails to pay the Base Fee when due and payable in accordance with this Agreement.

8.4.2 If sufficient funds (other than the Base Fee) are not made available to Operator from Owner to perform the O&M Services, then Operator shall be excused from performance (and relieved of any liability resulting from such failure to perform) only in respect of the O&M Services directly related to, or directly affected by, such non-payment only until such funds are made available to Operator.

Section 8.5 Facility Condition at End of Term.

Upon expiration or termination of this Agreement, Operator shall remove its personnel from the Facility. Operator shall leave the Facility in good condition, reasonable wear and tear excepted. All tools, improvements, inventory of supplies, spare parts, safety equipment, O&M Manual (in each case as provided to or obtained by or provided by Operator during the term of this Agreement) and any other items furnished on a Reimbursable Cost basis under this Agreement will be left at the Facility and will become or remain the property of Owner without additional charge. Operator shall provide that, at the expiration or termination of this Agreement, Owner shall have the ability to assume, at Owner’s option, any contracts or obligations entered into by Operator for the performance of the O&M Services. Operator shall execute all documents and take all other reasonable steps requested by Owner that may be required to assign to and vest in Owner all rights, benefits, interests and title in connection with such contracts or obligations at no further cost or expense, including complying with its obligations pursuant to Section 2.2.

ARTICLE IX

FORCE MAJEURE

Section 9.1 Force Majeure.

If either Party is rendered wholly or partly unable to perform its obligations under this Contract because of a Force Majeure Event, that Party will be excused from whatever performance hereunder is affected by the Force Majeure Event to the extent so affected; provided, that:

9.1.1 the affected Party, within thirty-six (36) hours after knowing of the occurrence of the Force Majeure Event, gives the other Party written notice describing the particulars of the occurrence;

9.1.2 the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

9.1.3 no obligations of either Party that arose before the occurrence causing the suspension of performance are excused as a result of the occurrence;

9.1.4 the affected Party uses reasonable efforts to overcome or mitigate the effects of such occurrence and promptly provides information regarding its recovery plan to the other Party as reasonably requested; and

9.1.5 at the earliest possible time that the non-performing Party is able to resume performance of its obligations hereunder, that Party shall give the other Party written notice to that effect and shall promptly resume such performance.

Section 9.2 Burden of Proof.

The Party claiming that a Force Majeure event has occurred will have the burden of proof as to whether such Force Majeure event has occurred.

ARTICLE X

INDEMNIFICATION

Section 10.1 Operator’s Indemnification.

Notwithstanding anything else to the contrary herein, Operator hereby assumes liability for, and shall indemnify, defend and hold harmless Owner Indemnitees from and against all Claims of every kind and nature, including reasonable attorneys’ fees and expenses that may be imposed on, incurred by or asserted by against any Owner Indemnitee and in any way relating to, arising out of or in connection with (i) the negligence, recklessness or willful misconduct by Operator’s Personnel or the performance or provision of the O&M Services, (ii) the breach by Operator of any of representations, warranties, covenants or other agreements contained in this Agreement, (iii) any violation of Applicable Law or Governmental Approvals by Operator’s Personnel, (iv) the injury or death of natural Persons or Casualty Event or the physical loss of or damage to any Property of any Person, including Owner, due to the negligence, recklessness or willful misconduct of Operator’s Personnel in the performance or provision of the O&M Services, (iv) any Environmental Claim directly or indirectly relating to, arising out of or in connection with the actual or alleged existence, generation, use, collection, treatment, storage, transportation, recovery, removal, disposal or Release of any Hazardous Materials at or from the Facility, Facility Site or other adjacent area, in each case, due to the negligence, recklessness or willful misconduct of Operator’s Personnel or the performance or provision of the O&M Services. It is understood and agreed by the Parties that any costs or expenses incurred by Operator pursuant to its indemnity obligations under this Section 10.1 shall not constitute Reimbursable Costs under this Agreement.

Section 10.2 Owner’s Indemnification.

Notwithstanding anything else to the contrary herein, Owner hereby assumes liability for, and shall indemnify, defend and hold harmless Operator Indemnitees from and against all Claims of every kind and nature, including reasonable attorneys’ fees and expenses that may be imposed on, incurred by or asserted by against any Operator Indemnitee and in any way relating to, arising out of or in connection with Operator’s entry into and performance of this Agreement; provided, that such Claims do not relate to or otherwise give rise to a right of indemnification by Operator Indemnitees pursuant to Section 10.1.

Section 10.3 Recovery.

10.3.1 Insurance. Each Party hereby agrees that with respect to any Claim for which insurance required to be obtained hereunder would be applicable, it shall use commercially reasonable efforts to recover insurance proceeds with respect thereto.

10.3.2 No Double Recovery. To prevent double recovery hereunder, (i) if an indemnified Party previously has been indemnified by an indemnifying Party hereunder and, thereafter, the indemnified Party actually receives the proceeds of any judgment, insurance, bond, surety or other recovery, then the indemnified Party shall reimburse the indemnifying Party for payments or costs incurred by the indemnifying Party to the extent that the proceeds of any such judgment, insurance, bond, surety or other recovery by the indemnified Party would cause the indemnified Party to receive double recovery with respect to the Claim giving rise to the indemnifying Party’s obligations hereunder and (ii) if an indemnified Party has not yet been indemnified by an indemnifying Party hereunder (or has been indemnified only in part) and the indemnified Party actually receives the proceeds of any judgment, insurance, bond, surety or other recovery, then the aggregate amount of indemnification for which an indemnifying Party shall be liable for hereunder (or the remaining amount of indemnification for which the indemnifying Party shall be liable) shall be reduced to the extent that the proceeds of any such judgment, insurance, bond, surety or other recovery by the indemnified Party would cause the indemnified Party to receive double recovery with respect to the Claim giving rise to the indemnifying Party’s obligations hereunder.

Section 10.4 Notice.

Each Party shall promptly notify the other Party of any Claims, including Third Party Claims, in respect of which it is or may be entitled to indemnification under this Article X. Such notice shall be given as soon as reasonably practicable after the relevant Party becomes aware of such Claims.

Section 10.5 Defense of Third Party Claims.

10.5.1 The indemnifying Party shall be entitled, in its sole discretion, to assume and control the defense of any Third Party Claim with counsel of its selection; provided, that (a) such Party gives prompt notice of its intention to do so to the indemnified Party and reimburses the relevant indemnitees for the reasonable costs and expenses incurred by such indemnitees prior to the assumption by the indemnifying Party of such defense and (b) such counsel is reasonably acceptable to the indemnitees.

10.5.2 Unless and until the indemnifying Party acknowledges in writing its obligation to indemnify the relevant indemnitees and assumes control of the defense of any Third Party Claim in accordance with this Section 10.5, the indemnitees shall have the right, but not the obligation, to contest, defend and litigate, with counsel of its own selection, any Third Party Claim alleged or asserted against the indemnitees in respect of, resulting from, related to or arising out of any matter for which it is entitled to be indemnified hereunder, and the reasonable costs thereof shall be subject to the indemnification obligations of the indemnifying Party hereunder.

10.5.3 Following the acknowledgement of the indemnification and the assumption of the defense by the indemnifying Party, the relevant indemnitees shall have the right to employ separate counsel and such counsel may participate in the proceeding or resolution of such Third Party Claim, but the fees and expenses of such counsel shall be at the sole cost and expense of such indemnitees, when and as incurred, unless (a) the employment of counsel by such indemnitees has been authorized in writing by the indemnifying Party, (b) the indemnitees shall have reasonably concluded that there is a potential conflict of interest between the indemnifying Party and the indemnitees in the conduct of the defense of such action, (c) the indemnitees shall have concluded that counsel selected by the indemnifying Party is not reasonably acceptable or (d) the indemnitees shall have reasonably concluded and specifically notified the indemnifying Party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying Party or that such Third Party Claim creates an inherent or potential conflict of interest.

ARTICLE XI

LIABILITIES OF THE PARTIES

Section 11.1 Limitations of Liability.

Except in cases of fraud or willful conduct: (i) notwithstanding anything else herein to the contrary, neither Party nor its Affiliates, nor any of their respective shareholders, partners, members, officers, directors, agents, contractors, subcontractors, vendors or employees, shall be liable hereunder for consequential or indirect loss or damage, including loss of profit, cost of capital, loss of goodwill or any other special, indirect or incidental damages, it being expressly understood that the Parties’ indemnification obligations under Article X are not and shall not be construed as covering or otherwise related to any of the foregoing, and (ii) the Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability and limitations on liability expressed in this Agreement shall survive termination, cancellation or expiration of this Agreement, and shall apply at all times and with respect to any matter, whether in contract, equity, tort or otherwise, regardless of the fault, negligence (in whole or in part), strict liability, breach of contract or breach of warranty of the Party indemnified, released or whose liabilities are limited, and shall extend to the partners, members, principals, shareholders, directors, officers, employees, agents of each Party and its Affiliates.

Section 11.2 [RESERVED].

Section 11.3 Limitation of Operator’s Liability.

Except in respect of the gross negligence, fraud, willful misconduct or willful breach of Operator or its Affiliates (or the employees, agents, contractors or subcontractors of any of them), Claims for intellectual property infringement and indemnifiable liability of Operator with respect to Environmental Claims as provided hereunder, Operator’s aggregate liability in connection with any Claim relating to Section 10.1(i), (ii) and (iii) arising during any Operating Year shall in no event exceed an amount equal to the sum of (i) O&M Liability Cap with respect to such Operating Year, plus (ii) the insurance deductible, if any, relating to any insurance claim with respect to such Claim; provided, that the calculation of Operator’s total aggregate liability incurred under or in connection with this Agreement with respect to any Operating Year shall not, for purposes of determining whether the O&M Liability Cap has been reached, include the proceeds of any insurance recovery, if any; provided, further, that Operator acknowledges and agrees that Operator’s failure to (x) obtain and maintain, in full force and effect, and fully enforce any insurance as required pursuant to Section 2.1.2.8 and (y) fully enforce Owner’s rights under the UTC Services Agreement, in each case, shall be considered gross negligence.

Section 11.4 No Warranties or Guarantees.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR GUARANTEE TO THE OTHER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND BOTH PARTIES DISCLAIM AND WAIVE ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 11.5 Exclusive Remedies.

The remedies expressly provided under this Agreement in respect of or in consequence of any breach of contract, any negligent act or omission, death or personal injury, loss of or damage to any property and any other matter relating to or arising out of this Agreement or the services provided hereunder shall be to the exclusion of any other remedy that either Party may have against the other under Applicable Laws or otherwise; provided, however, that, in the case of any gross negligence, fraud, willful misconduct or willful breach by either Party, the other Party hereto may, in addition to any remedies available hereunder, pursue any other remedies available to it at law or in equity.

Section 11.6 Damages Under Owner Maintenance Agreements.

Notwithstanding the foregoing or anything else herein to the contrary, none of the foregoing limitations or disclaimers contained in this Article XI shall apply to Operator’s obligations under Section 2.1.2.7 with respect Owner Maintenance Agreement, including the UTC Services Agreement; provided, that (i) Owner shall not be entitled to recover damages from Operator hereunder in duplication of any other damages recovered by Owner pursuant to any Owner Maintenance Agreement from a counterparty thereto, and (ii) if the subject matter of a Claim for damages hereunder is also the basis for a Claim by Owner under any Owner Maintenance Agreement, Owner shall not be entitled to recover damages from Operator hereunder until Owner (or Operator acting on behalf of Owner pursuant to Section 2.1.2.7) has exercised its rights under such Owner Maintenance Agreement to recover damages thereunder until the maximum amount of such damages has been paid or set off.

ARTICLE XII

TITLE, DOCUMENTS AND DATA

Section 12.1 Materials and Equipment.

Title to all Equipment and Materials and all other items procured or obtained by Operator on a Reimbursable Cost basis hereunder shall pass immediately to and vest in Owner upon the passage of title from the vendor or supplier thereof; provided, however, that such transfer of title shall in no way affect any other obligations of Operator hereunder.

Section 12.2 Documents.

All materials and documents prepared or developed by Operator or its employees, representatives or contractors in connection with the Facility or the performance of the O&M Services hereunder, including all manuals, data, designs, drawings, plans, specifications, reports and accounts, shall become the property of Owner when prepared. All such materials and documents, together with any materials and documents furnished to Operator or to its contractors by Owner, shall be delivered to Owner upon expiration or termination of this Agreement and concurrent with final payment made to Operator; provided, however, that Operator may retain and use copies of all such materials and documents prepared by Operator.

Section 12.3 Review by Owner.

In addition, all such materials and documents shall be available for review by Owner and its designees at all reasonable times during the term of this Agreement.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Access.

13.1.1 Owner. Owner and its employees, agents and representatives shall have access, upon the delivery of prior written notice by Owner to Operator, at all times to the Facility, all Facility operations and any documents, materials and records and accounts relating to the Facility operations for purposes of inspection and review. Upon the reasonable request of Owner, Operator shall make available to such Persons and provide them with access to any operating data and all operating logs.

13.1.2 Cooperation. During any such inspection or review of the Facility, Owner, its employees, agents and representatives shall comply with all of Operator’s safety and security procedures, and Owner, its employees, agents and representatives shall conduct such inspection and reviews in such a manner as to cause minimum interference with Operator’s activities. Operator also shall cooperate with Owner in allowing other visitors access to the Facility under conditions mutually agreeable to the Parties.

Notwithstanding the foregoing, Owner shall have the right to maintain one employee, agent, or representative at the Facility at all times.

Section 13.2 Assignments.

It is expressly understood and agreed that this Agreement is personal to Operator, and that Operator will have no right, power or authority to assign or delegate this Agreement or any portion thereof, either voluntarily or involuntarily, or by operation of law, without the prior written consent of Owner. Owner may make a collateral assignment of this Agreement to the Collateral Agent in connection with the financing of the Project. Owner shall have the right to assign this Agreement as collateral for any financing or refinancing of the Project, in connection with any financing or refinancing of the Project by Owner. Any purported assignment hereof in violation of the foregoing shall be void ab initio.

Section 13.3 Governing Law, Jurisdiction.

This Agreement shall in all respects be governed by and construed in accordance with the laws the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

Section 13.4 Severability.

If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

Section 13.5 Notices.

All notices permitted or required to be given under this Agreement shall be in writing and shall be deemed duly given when sent by confirmed facsimile transmission, by overnight courier or by personal delivery. All notices shall be delivered or sent to the Parties at their respective address(es) or number(s) shown below or to such other address(es) or number(s) as a Party may designate by prior written notice given in accordance with this provision to the other Party:

If to Owner, to:

Thermo No. 1 BE-01, LLC

5152 North Edgewood Drive

Provo, Utah 84604

Attention: Steven R. Brown

Facsimile No.: 801-374-3314

Confirmation No.: 801-765-1200

with a copy to:

Thermo No. 1 BE-01, LLC

5152 North Edgewood Drive

Provo, Utah 84604

Attention: Dick Clayton, General Counsel

Facsimile No.: 801-374-3314

Confirmation No.: 801-765-1200

If to Operator, to:

Raser Power Systems, LLC

5152 North Edgewood Drive

Provo, Utah 84604

Attention: Brent M. Cook, CEO

Facsimile No.: 801-374-3314

Confirmation No.: 801-765-1200

with a copy to:

Raser Power Systems, LLC

5152 North Edgewood Drive

Provo, Utah 84604

Attention: Dick Clayton, General Counsel

Facsimile No.: 801-374-3314

Confirmation No.: 801-765-1200

Section 13.6 Article and Section Headings.

The Article and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties.

Section 13.7 Survival.

The terms and provisions set forth in Articles VIII, X, XI and XIII shall survive any termination of this Agreement.

Section 13.8 Remedies.

Except as expressly set forth herein, each Party shall be free to pursue all its rights at law or in equity or otherwise to enforce its rights under the Agreement.

Section 13.9 Entire Agreement.

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous written and oral agreements, proposals, negotiations, understandings and representations pertaining to the subject matter hereof.

Section 13.10 Amendments; Waivers.

No term, provision or condition of this Agreement may be amended, modified or waived except by an instrument duly executed and delivered by a duly authorized officer of the Party against which enforcement is sought. The waiver of any term, condition or provision hereof shall be limited to, unless expressly stated otherwise, specific facts or circumstances for which waiver shall have been granted and such waiver shall not be construed as, or otherwise constitute, a general waiver of any term, condition or provision hereof. Except as may be specifically agreed in writing, the failure of Owner or Contractor to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement or to exercise any right herein contained or provided hereunder, shall not be construed as, or constitute in any way, whether express or implied, a waiver, modification or relinquishment of the performance of such provision or right(s), or of the right to subsequently demand such strict performance or exercise such right(s), and such rights shall continue unchanged and remain in full force and effect.

Section 13.11 Financing Documents.

Operator hereby acknowledges and agrees for the benefit of the Lenders that it understands and is aware of the restrictions or limitations on Owner’s rights hereunder, and Operator further acknowledges and agrees that any action taken by Owner hereunder in violation of the requirements of the Financing Documents or hereof shall be void or voidable ab initio. If in connection with any assignment hereof any Financing Party requests Operator to consent to or acknowledge in writing such an assignment, Operator shall do so promptly, with such acknowledgment and consent agreement to include such terms and conditions as are mutually and reasonably agreed upon by Operator, Owner and the Financing Parties.

Section 13.12 No Third Party Rights.

Except with respect to the rights of the Administrative Lender on behalf of the Lenders, as provided for herein, this Agreement and all rights hereunder are intended for the sole benefit of the Parties and, to the extent expressly provided, for the benefit of the Owner Indemnitees and Operator Indemnitees, and shall not imply or create any rights on the part of, or obligations to, any other Person.

Section 13.13 Owner’s Obligations Non-Recourse.

The Parties acknowledge that Owner has entered into this Agreement entirely on its own behalf, and in no manner on behalf of its Affiliates, and that Operator agrees that it shall not have any recourse against any of Owner’s Affiliates, partners, parents, members, joint venturers, vendors, shareholders, creditors officers or directors with respect to Owner’s obligations or other liability arising hereunder.

Section 13.14 Relationship of the Parties.

13.14.1 Independent Contractor. Except with respect to Operator’s obligations pursuant to Section 2.1.2.7, Operator has been retained by Owner as an independent contractor to operate and maintain the Facility on behalf of Owner, as more specifically described herein.

13.14.2 No Partnership. Nothing contained or implied in this Agreement shall:

13.14.2.1 constitute or be deemed to constitute either Party to this Agreement as the partner of the other Party for any purpose whatsoever; or

13.14.2.2 create or be deemed to create any partnership between either Party and the other Party.

13.14.3 No Affiliate Status. Notwithstanding the foregoing, neither Owner nor Operator shall be deemed to be an Affiliate of the other for purposes of this Agreement.

13.14.4 Power to Bind. Except as expressly set forth in this Agreement or as otherwise agreed to in writing by the Parties from time to time, neither Owner nor Operator shall by virtue of this Agreement have the power or authority to enter into any agreement or undertaking for or to act on behalf of or otherwise to bind the other Party as to any matter or thing to be done in relation to the Facility or to the performance or provision of the O&M Services.

Section 13.15 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.16 Dispute Resolution

The Parties hereby agree to that all disputes arising from this Agreement shall be resolved in accordance with the terms and conditions provided for in Schedule D attached hereto.

Section 13.17 Further Assurances.

The Parties shall execute and deliver such documents and take such additional action as may be required in good faith to carry out the purposes of this Agreement and preserve the rights and benefits of the Parties as contemplated herein.

Section 13.18 Confidentiality.

The Parties agree to comply with the terms of the confidentiality agreement attached hereto as Schedule E.

Section 13.19 Delivery of Reports, Notices, Certificates and Other Documents.

For any purpose hereunder, no report, notice or certificate, a form of which is attached as an Exhibit in any Operative Document, shall be deemed provided hereunder unless such report, notice or certificate is substantially in the form required thereby and duly executed by each signatory thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company, as Owner

By:	Intermountain Renewable Power, LLC
Its:	Managing Member

	By:	/s/ Richard D. Clayton
	Name:	Richard D. Clayton
	Title:	Manager

RASER POWER SYSTEMS, LLC, a Delaware limited liability company, as Operator

By:	Raser Technologies, Inc.
Its:	Sole Member

	By:	/s/ Richard D. Clayton
	Name:	Richard D. Clayton
	Title:	Manager

Operation and Maintenance Agreement Signature Page

Final Version

SCHEDULE Z

Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined. Any term defined below by reference to any Operative Document shall have such meaning whether or not such Operative Document has been terminated or otherwise remains in effect on the date of usage. This Schedule Z is comprised of three parts: (i) General Definitions; (ii) Parties; and (iii) Documents.

GENERAL DEFINITIONS

“Account(s)” means all “accounts” as defined in Article 9 of the UCC. [ASA, CA]

“Account Bank” means Deutsche Bank Trust Company Americas, in its capacity as bank with respect to the Deposit Accounts and within the meaning of Section 9-102 of the UCC. [ASA]

“Account Debtor” means each Person who is obligated on a Receivable or any Supporting Obligation related thereto. [ASA]

“Accounting Firm” means any of Company’s primary independent accounting firm which shall be Hein & Associates LLP or such other nationally or regionally recognized firm certified public accountants, in each case, selected by the Manager and approved by a Class Majority Vote. [LLCA]

“Actual Availability Rating” means the net electrical output of the Facility during full operation, represented as a percentage of the Actual Capacity Rating, demonstrated pursuant to the Availability Prove-Out and set forth on the Notice of Facility Substantial Completion. [EPC, Schedule Z]

“Actual Capacity Rating” means lesser of (i) Demonstrated Operational Capacity and (ii) Demonstrated Geothermal Capacity. [EPC, Schedule Z]

“Actual Debt Investment” means the amount identified as “Term Loan” in the Recalculated Equity Base Case Model. [Schedule Z]

“Actual Efficiency” means the product of (i) the Actual Capacity Rating, multiplied by (ii) the Actual Availability Rating, reflected as a numerical value. [Schedule Z]

Schedule Z

“Actual Equity Investment” means the amount identified as “Tax Equity Prepayment” in the Recalculated Equity Base Case Model. [Schedule Z]

“Actual Facility Characteristics” means the following characteristics actually achieved by the Facility upon Facility Substantial Completion: (i) the Actual Capacity Rating, (ii) the Actual Availability Rating, and (iii) the Actual PIS Turbines. [EPC]

“Actual PIS Turbines” means the number of Turbines comprising the Facility that achieve Turbine Substantial Completion on or before the Required Turbine Substantial Completion Date. [EPC, Schedule Z]

“Additional Operative Document” means (a) any agreement replacing or superseding an existing Operative Document, (b) any agreement for the sale of energy, capacity or ancillary services, or (c) any other agreement (i) relating to obligations in excess of $500,000 for any single fiscal year and $2,000,000 over the term of such agreement, and (ii) relating to the development of the Project entered into by the Company and any other Person subsequent to the Effective Date. [CA]

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5) and (b) decreased by expected items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). [LLCA]

“Administrative Agent’s Account” means a non-interest bearing trust account established by the Administrative Agent on behalf of the Lenders for the purpose of receiving Debt Service payments from the Company for the further payment to the Agents and the Lenders. [CA]

“Advance” has the meaning specified in Section 2.1 of the Credit Agreement. [ASA, CA, Schedule Z]

“Advance Date” means the time and Business Day on which all the conditions precedent set forth in Section 3.1 and 3.2 of the Credit Agreement are satisfied or waived and the Company receives an Advance under the Credit Agreement. [CA]

“Advance Request” has the meaning specified in Section 2.2.1 of the Credit Agreement. [ASA, CA]

“Affected Lender” has the meaning specified in Section 2.12.3. of the Credit Agreement. [CA]

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. For purposes of any Transaction Document, (i) the Company shall not be deemed to be an Affiliate of the Lenders or the Lenders’ Affiliates and (ii) solely for purposes of Section 9.1.2 of the Credit Agreement, the Company shall not be deemed an Affiliate of Raser and Raser’s Affiliates. The Company shall be deemed to be an Affiliate of IRP prior to the Closing

(for purposes of representations and warranties in the Equity Capital Contribution Agreement), but shall not be deemed to be an Affiliate of any Member from and after the Closing. [ASA, CA ECCA, EPC, LLCA, O&M, Schedule Z]

“After-Tax Payout” means (A) the Class A Investors reaching an Internal Rate of Return equal to the Target IRR on the same date as in the Equity Base Case Model originally agreed when the Equity Capital Contribution Agreement was signed, (B) the Class A Investors reaching a pre-tax return through the assumed 20- year useful life of the Project of at least 2%, treating the Production Tax Credits the Class A Investors are expected to be allocated as equivalent to cash (the “Target Pre-Tax Return”), and (C) the allocations and distributions of the Class A Investors after the Flip Date decreasing to no less than 5% or such greater percentage as is necessary for the Class A Investors to achieve the Target Pre-Tax Return. [Schedule Z]

“Agent Parties” has the meaning specified in Section 14.3 of the Credit Agreement. [CA]

“Agents” means, collectively, the Administrative Agent and the Collateral Agent, as applicable, together with their successors and assigns to the extent permitted by the terms of the Credit Agreement. [ASA, CA, Schedule Z]

“Agreement” means, as used in any agreement, instrument or other document, such agreement, instrument or other document. [ASA, CA, ECCA, EPC, LLCA, O&M Schedule Z]

“Annual Operating Plan and Budget” means the Facility Plan and Budget and Wellfield Plan and Budget; provided, that with respect to the Annual Operating Plan and Budget for any period occurring on or before December 31, 2009, Annual Operating Plan and Budget means the Annual Operating Plan and Budget referenced in Section 6.1.6 of the O&M Agreement. Where “Annual Operating Plan and Budget” is referenced as a numerical quantity, it shall equal the sum of the total budgets set forth in the Facility Plan and Budget and Wellfield Plan and Budget. [ASA, CA, LLCA, O&M, Schedule Z]

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended. [CA]

“Applicable Law” means, as used in any Transaction Document or with respect to any Party to such Transaction Document, means all common laws, customary laws, constitutional laws, statutes, directives, codes, resolutions, enactments, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations and Governmental Approvals of any Governmental Authority, in each case, having jurisdiction over or with respect to such Transaction Document, such Party or the transactions contemplated thereby and the performance thereunder. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Applied Drilling Escrow Amount” has the meaning set forth in Section 3.8 of the Account and Security Agreement. [ASA, EPC]

“Appraisal Method” means an appraiser selected jointly by the Class A Investors and the Class B Investors. However, if they cannot agree on an appraiser within 15 days of a party invoking the procedure described in this definition, then the Class A Investors and the Class B Investors will each appoint its own appraiser; provided, that if either the Class A Investors or the Class B Investors fail to appoint an appraiser within five days after the end of such fifteen (15) day period, the determination of the appraiser appointed by the other class of Members (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the Class A Investors and the Class B Investors are unable to agree upon the fair market value within 30 days after the appointment of the second of such appraisers, the fair market value will be the average of the market values reported by each appraiser. The fair market value determined by this Appraisal Method will be conclusive and binding on the Members. [LLCA]

“Appraisal Notice” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Approved Reserve Letter of Credit” means a letter of credit issued by a bank or other financial institution and containing terms and conditions satisfactory to the Required Lenders in their sole discretion, which letter of credit shall at all times be in the stated amount equal to at least the Minimum Debt Service Reserve and shall not expire until the Final Maturity Date (giving effect to any automatic renewal periods contained therein). [Schedule Z]

“Approved Transferee” means, in the case of a Transfer of a Class A Interest, any Person that is (i) either (A) an Affiliate of such transferring Class A Investors, (B) an institutional investor with a tangible net worth of at least $50,000,000 at the time of such Transfer, or (C) a Person whose obligations under this Agreement are guaranteed by an institutional investor with a tangible net worth of at least $50,000,000 at the time of such Transfer, (ii) not a Competitor, and (iii) not a Disqualified Transferee; and, in the case of a Transfer of a Class B Interest, any Person that is (i) an experienced geothermal company with a national or international reputation with experience owning and operating commercial geothermal plants with an aggregate capacity of at least 50 megawatts (or undertakes to engage such an experienced geothermal company to manage the Company), (ii) either (A) an Affiliate of such transferring Class B Investors, or (B) a Person with a tangible net worth of at least $50,000,000 or whose obligations as Class B Investors are guaranteed by an entity having such a tangible net worth, and (iii) is not a Disqualified Transferee. [LLCA]

“ASA Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses. [ASA, Schedule Z]

“Asset Manager” has the meaning set forth in Section 4.2 of the O&M Agreement. [O&M]

“Assets” means all right, title and interest of the Company in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books, data, reports, studies and records, proprietary rights, intellectual property, the Leases, Interconnection Asset, easements, Licenses and Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses, including the Project and any and all of the foregoing pertaining thereto. [LLCA, Schedule Z]

“Assigned Agreements” means all agreements and contracts to which (a) the Company is a party as of the effective date of the Credit Agreement, including, without limitation, each Project Document and each Operative Document, or to which (b) the Company becomes a party after the effective date of the Credit Agreement, as each such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by the terms of the Credit Agreement. [ASA, Schedule Z]

“Authorized Representative” means, as used in any Agreement, the natural Person appointed by each Party to such Agreement pursuant to the terms thereof to act on such Party’s behalf with respect to such Party’s rights and obligations under such Agreement. [EPC, LLCA, O&M]

“Availability Period” means the period beginning on the Effective Date of the Credit Agreement and ending on the Final Completion Date. [CA]

“Availability Prove-Out” has the meaning set forth in Section 7.1 of the EPC Agreement. [EPC, Schedule Z]

“Available Contingency Amount” means, as of any date, the sum of (i) the product of (x) the Contingency Amount, multiplied by (y) the result of (A) the aggregate amount of Milestone Payments requested prior to and including on such date, divided by (B) the Contract Price, minus (ii) the aggregate amount of the Contingency Amount paid to Contractor by Owner pursuant to Section 5.1.3 of the EPC Agreement prior to such date. [EPC]

“Bankruptcy” means, with respect to any Person, a situation in which (i) such Person shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce”, as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) calendar days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, and such Person shall acquiesce and such decree shall remain unvacated and unstayed for an aggregate period of sixty (60) calendar days (whether or not consecutive) from the date of entry thereof, or a trustee, receiver, conservator or liquidator of such Person shall be appointed with the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate period of sixty (60) calendar days, whether or not consecutive; (iii) such Person shall admit in writing its inability to pay its debts as they mature; (iv) such Person shall give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors. [ECCA, EPC, LLCA, O&M, Schedule Z]

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time. [ASA, Schedule Z]

“Base Fee” has the meaning set forth in Section 7.2 of the O&M Agreement. [O&M, Schedule Z]

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority. [CA, Schedule Z]

“Bonus Payments” means bonus, incentive or similar special payments required to be made by the Company under the EPC Agreement, O&M Agreement or any other Project Document (other than payments with respect to a Borrower Indemnification Event).

“Book-Entry Security” means a security maintained in the form of entries (including, without limitation, the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System. [ASA, Schedule Z]

“Borrower Indemnification Event” means any event or occurrence or directly related series of events or occurrences giving rise to the obligation of the Company to make payments in respect of damages or indemnifications under any of the Project Documents. [Schedule Z]

“Budget Commitment” means the amount identified as the “Budget Commitment” on Schedule E to the EPC Agreement. [EPC, Schedule Z]

“Business Day” means any calendar day, except Saturdays, Sundays and days on which the Federal Reserve Bank in New York are closed or authorized to be closed. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Buy-Down CA Redemption Amount” means the sum of (i) the Buy-Down Debt Overage, plus (ii) any interest accrued but unpaid under the Credit Agreement, as of the Guaranteed Final Completion Date, applicable to an aggregate principal amount of Advances equal to the Buy-Down Debt Overage, plus (iii) the Make-Whole Amount with respect to an aggregate principal amount of Advances equal to the Buy-Down Debt Overage. [CA, Schedule Z]

“Buy-Down Debt Overage” means the sum of (i) the Target Debt Investment, minus (ii) the Actual Debt Investment. [CA, Schedule Z]

“Buy-Down Equity Overage” means the sum of (i) the Target Equity Investment, minus (ii) the Actual Equity Investment. [ECCA, Schedule Z]

“Buy-Down Liquidated Damages” means the sum of (i) the Buy-Down CA Redemption Amount, plus (ii) the Buy-Down LLC Redemption Amount. [ASA, EPC]

“Buy-Down LLC Redemption Amount” means the sum of (i) the Buy-Down Equity Overage, plus, (ii) an amount sufficient to achieve the After-Tax Payout on an amount of Class A Interests equal to the Buy-Down Equity Overage for the period to the Guaranteed Final Completion Date, plus (iii) 2% of the Buy-Down Equity Overage. [LLCA, Schedule Z]

“Buy-Down Trigger Event” has the meaning set forth in Section 6.4.1 of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Called Principal” means, with respect to any Advance, the principal amount of such Advance that is to be prepaid pursuant to Section 2.5 or 2.6 of the Credit Agreement or has become or is declared to be immediately due and payable pursuant to Section 8 of the Credit Agreement, as the context requires. [Schedule Z]

“Capacity Prove-Out” has the meaning set forth in Section 7.2 of the EPC Agreement. [EPC, Schedule Z]

“Capital Account” means an account for each Member established and maintained as described in Section 4.2 of the LLC Operating Agreement. [LLCA]

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Interests in the Company held or acquired by such Member. [ECCA, Schedule Z]

“Capital Contribution Commitment” means, with respect to the Class A Investors, $24,500,000. [ECCA, Schedule Z]

“Capital Investment Proceeds” means the proceeds received by Owner in connection with the sale of equity to Contractor or other capital investments made by Contractor to Owner in connection with Contractor’s membership interests therein. [EPC]

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. [CA, Schedule Z]

“Cash Equivalent Investments” means, at any time, (a) any evidence of Debt, maturing not more than one year after the acquisition thereof, issued or guaranteed by the United States Government, or any agency thereof, (b) any evidence of Debt, maturing not more than one year after the acquisition thereof, issued or guaranteed by any state, any political subdivision thereof, or any public instrumentality thereof, rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (c) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (d) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after the acquisition thereof, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (e) any repurchase agreement with a term of not more than seven (7) days entered into with any Lender (or commercial banking institution of the nature referred to in clause (d) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (d) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (f) money market accounts or mutual funds which invest exclusively in assets in securities of the types described in clauses (a) through (e) above. [ASA, CA]

“Cash Difference” has the meaning set forth in Section 6.5(d) of the LLC Operating Agreement. [LLCA]

“Cash Proceeds” means, collectively, all proceeds of any Collateral received by the Company consisting of cash, checks and other near-cash items. [ASA]

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company. [ASA, CA, EPC, O&M, Schedule Z]

“Certificate of Formation” has the meaning set forth in the preliminary statements of the LLC Operating Agreement. [LLCA]

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Effective Date, or (c) a request, guideline or directive (whether or not having the force of law) of a Governmental Authority made or issued after the Effective Date which requires compliance by the affected Party. [CA]

“Change of Control” means the occurrence of any of the following events:

(a) before the Facility Substantial Completion Date:

(i) the consummation of a merger or consolidation of Raser with any other company, other than a merger or consolidation which would result in the voting securities of Raser outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Raser or such surviving entity outstanding immediately after such merger or consolidation;

(ii) the consummation of a plan of liquidation of Raser;

(iii) the consummation of the sale or disposition by Raser of all or substantially all of Raser’s assets;

(iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Raser representing more than fifty percent (50%) of the total voting power represented by Raser’s then outstanding voting securities;

(v) Raser shall cease to own, directly or indirectly, 100% of the Equity Interests of IRP;

(vi) Raser shall cease to possess, directly or indirectly, the power to Control and direct the management of the Company pursuant to the LLC Operating Agreement; provided, however, no Change of Control shall be deemed to occur under this clause (vi) if (A) (1) the Class A Investors replace IRP as the managing member pursuant to the exercise of remedies by such Class A Investors under the LLC Operating Agreement and (2) the Class A Investors have and continue to have experience reasonably acceptable to the Required Lenders in the management of entities owning geothermal energy generating facilities in the United States or retain the services of an Affiliate or Person to act as managing member having and continuing to have such experience; provided that in the case of a Person which is not an Affiliate of the Class A Investors, such Person shall be reasonably acceptable to the Required Lenders, (B) solely as a result of the Class A Investors having exercised their cure rights under Section 4.4 under the LLC Operating Agreement and receiving Class C Interests in accordance with the LLC Operating Agreement, or (C) solely as a result of UTC exercising its rights to direct Raser and Company in accordance with Section 2 of the UTC Step-In Agreement; or

(b) before or after the Facility Substantial Completion Date:

(i) IRP shall cease to own, directly or indirectly, one hundred percent (100%) of the Class B Interests, except in the case of a transfer to an Approved Transferee or a transferee that has been approved by the Class A Investors and, in each case which transferee has executed and delivered a pledge agreement substantially in the form of the Class B Pledge Agreement, or as otherwise acceptable to the Required Lenders, and, after giving effect to such transfer, IRP shall own, directly or indirectly, at least fifty percent (50%) of the Class B Interests; or

(ii) IRP shall cease to possess the power, directly or indirectly, to Control and direct the management of the Company pursuant to the LLC Operating Agreement; provided, however, no Change of Control shall be deemed to occur under this clause (ii) if (A) (1) the Class A Investors replace IRP as the managing member pursuant to the exercise of remedies by such Class A Investors under the LLC Operating Agreement and (2) the Class A Investors have and continue to have experience reasonably acceptable to the Required Lenders in the management of entities owning geothermal energy generating facilities in the United States or retain the services of an Affiliate or Person to act as managing member having and continuing to have such experience; provided that in the case of a Person which is not an Affiliate of the Class A Investors, such Person shall be reasonably acceptable to the Required Lenders or (B) solely as a result of the Class A Investors having exercised their cure rights under Section 4.4 under the LLC Operating Agreement and receiving Class C Interests in accordance with the LLC Operating Agreement. [CA]

“Change of Member Control” means with respect to any Member, an event (such as a transfer of voting securities, liquidation or merger) that causes such Member to cease to be Controlled by such Member’s Parent; provided, however, that an event that causes a Member’s Parent to be Controlled by another Person is not a Change of Member Control unless such event causes a termination of the Company pursuant to Section 708(b)(1)(B) of the Code or could require the Company to pay the Redemption Amount under Section 2.6.2 of the Credit Agreement. [LLCA]

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC. [ASA, Schedule Z]

“Claims” means, with respect to any Person, any and all suits, actions, sanctions, notices of violation, legal proceedings, claims, losses, judgments, settlements, demands, injury, obligation, liabilities, out-of-pocket costs, direct damages, liquidated damages, expenses, fines and penalties of whatsoever kind or character, including reasonable attorneys’ fees, civil fines or penalties or other expenses incurred, assessed, asserted or sustained by or against such Person, whether based on contract, warranty, guarantee, indemnity, tort (including negligence), strict liability, breach of statute or otherwise. [ASA, EPC, O&M, Schedule Z]

“Class A Interests” means membership interests in the Company that are held initially by MLE and have the rights described in the LLC Operating Agreement. [ECCA, EPC, LLCA, Schedule Z]

“Class B Interests” means membership interests in the Company that are held initially by IRP and have the rights described in the LLC Operating Agreement. [ECCA, LLCA, Schedule Z]

“Class C Interests” means membership interests in the Company that initially are authorized, but not issued, and that may be issued to MLE in exchange for additional Capital Contributions as described in Section 4.4 of the LLC Operating Agreement. [LLCA, Schedule Z]

“Class Majority Vote” means approval by a majority of the Class A Investors and the Class B Investors, with each voting separately as a class. [LLCA, Schedule Z]

“Closing” means the time at which all the conditions precedent set forth in Section 3.1 of the Credit Agreement are satisfied or waived in accordance with the terms of the Credit Agreement and the initial Advance has been made to the Company. [CA, Schedule Z]

“Closing Date” means the date on which Closing occurs or has occurred, as the case may be. [CA, Schedule Z]

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. [CA, ECCA, EPC, LLCA, Schedule Z]

“Collateral Parcels” has the meaning specified in Article XI of the Account and Security Agreement. [ASA]

“Collateral” has the meaning assigned in Section 4.1 of the Account and Security Agreement. [ASA, CA, Schedule Z]

“Collateral Assignment Agreements” means the Class A Consent, Class B Consent, Class B Guarantor Consent, PPA Consent, Raser Consent, Raser Power Consent, SITLA Consent and UTC Consent. [ASA]

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property. [ASA, Schedule Z]

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 6.7 of the Account and Security Agreement (as such schedule may be amended or supplemented from time to time). [ASA]

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 16 of the Credit Agreement. [CA]

“Commodities Accounts” (a) means all “commodity accounts” as defined in Article 9 of the UCC and (b) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Communications” has the meaning specified in Section 14.2 of the Credit Agreement. [CA]

“Company Items” has the meaning set forth in Section 7.10(b) of the LLC Operating Agreement. [LLCA]

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). [LLCA]

“Competitor” means any Person that directly or indirectly, through one or more subsidiaries, Affiliates or joint ventures, actively operates, manages or develops geothermal power plants or other renewable energy projects with an aggregate capacity of more than 50 MW in the geographic area of the regional transmission organizations or the NERC control area, or their equivalent, in which the Facility participates; provided, that notwithstanding the foregoing, banks, insurance companies and other financial institutions and Affiliates or joint ventures thereof (i) regularly involved in making passive investments in alternative energy facilities similar to an investment in the Class A Interest or (ii) that do not regularly actively operate, manage or develop geothermal power plants, shall not be deemed a “Competitor.” [ECCA, LLCA]

“Completion Certificate” means a Facility Substantial Completion Certificate or a Final Completion Certificate. [EPC, Schedule Z]

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 5.1.3 of the Credit Agreement. [ASA, CA]

“Consent of the Class A Investors” means the consent or approval of the Class A Investors who own in the aggregate more than fifty percent (50%) of the Class A Interests in the Company. [LLCA]

“Consents” means, collectively, the SITLA Consent, UTC Consent and the PPA Consent. [CA, LLCA]

“Consistent Return” has the meaning set forth in Section 7.9 of the LLC Agreement. [LLCA]

“Contingency Amount” means the amount identified as the “Contingency Amount” in Schedule E of the EPC Agreement. [EPC, Schedule Z]

“Contract Price” means the sum of the Milestone Payments paid and to be paid pursuant to the EPC Agreement. [EPC, Schedule Z]

“Contractor Event of Default” has the meaning set forth in Section 13.1.2 of the EPC Agreement. [EPC]

“Contractor Indemnitees” means, collectively, Contractor and its respective shareholders, partners, Affiliates, employees, Subcontractors, representatives and agents, together with their successors and assigns. [EPC]

“Contractor Termination Payment” has the meaning set forth in Section 13.2.2 of the EPC Agreement. [EPC]

“Contractor’s Personnel” means, collectively, Contractor, its employees, agents, Affiliates, any Person acting under or at the direction of the Contractor and any Subcontractors and their respective employees, agents and subcontractors, together with their successors and assigns. [EPC]

“Contractor’s Taxes” has the meaning set forth in Section 2.2.13 of the EPC Agreement. [EPC]

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 50% (provided, that with respect to Section 6.14 of the Credit Agreement, Section 3.2.1.5, Section 3.2.1.6 and Section 3.2.2.5 of the Account and Security Agreement and the definition of Required Lenders, 10%) or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto. [CA, Schedule Z]

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the United States Internal Revenue Code of 1986, as amended from time to time. [ASA]

“Consultation” or “Consult” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person. [LLCA]

“Consistent Return” shall have the meaning specified in Section 7.9 of the LLC Operating Agreement. [LLCA]

“Construction Account” means the Construction Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether the Company is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 6.6 of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Copyrights” means all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U. S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefore including, without limitation, the applications referred to in Schedule 6.6 of the Account and Security Agreement (as amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [ASA, Schedule Z]

“Cost Overrun” means, as of the Termination Payment Date, the amount by which (i) the sum of (w) the Budget Commitment, plus (x) the Contract Price, plus (y) the aggregate amount of any Contingency Amounts requested and received by Contractor pursuant to Section 5.1.3 of the EPC Agreement, plus (z) the aggregate amount of all other capitalized fees, costs and expenses of constructing and completing the Facility (without duplication of any amounts), in each case, as of such date, exceeds (ii) the Project Budget. [EPC]

“CPI” means the nonseasonally adjusted Consumer Price Index for urban wage earners and clerical workers as published by the United States Bureau of Labor Statistics. [Schedule Z]

“CPI Adjustment” means the sum of: (i) one; plus (ii) the percentage change (expressed in decimal form) from the prior year in the CPI or such other equivalent index as may be mutually agreed upon by the parties from time to time. [O&M, LLC]

“Credit Agreement Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, becomes a Credit Agreement Event of Default; provided, that to the extent that such event or condition expressly provides for a specified period of time or time for performance or completion under the Credit Agreement (excluding any grace periods), such event or condition shall not be a Credit Agreement Default until such specified time period has expired or time has passed. [ASA, CA, ECCA, Schedule Z]

“Credit Agreement Event of Default” has the meaning specified in Section 7 of the Credit Agreement. [ASA, CA, Schedule Z]

“Curative Flip Allocation” has the meaning set forth in Section 6.5(e) of the LLC Operating Agreement. [LLCA]

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others (other than purchases of materials and equipment in the ordinary course of business); (i) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (j) any Debt (as defined in other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by requirement of a Governmental Authority but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) any purchase money security interest in any property, or interest therein created or; assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. [ASA, CA, EPC, LLCA, Schedule Z]

“Debt Service” means, with respect to any measurement period, the aggregate amount of scheduled principal, interest and fees required to be paid on or in connection with the Obligations during such measurement period. [ASA, CA, Schedule Z]

“Debt Service Account” means the Debt Service Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Debt Service Reserve Account” means the Debt Service Reserve Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Default Rate” has the meaning specified in Section 2.9 of the Credit Agreement. [CA]

“Defense Election” has the meaning set forth in Section 7.3(b) of the Equity Capital Contribution Agreement. [ECCA]

“Delivery” or “Delivering” means delivery in a form and manner pursuant to which the intended recipient thereof is capable of readily receiving, distributing or otherwise utilizing the subject matter of such delivery for its intended purpose. [CA, EPC, Schedule Z]

“Delivery Point” means the PacifiCorp substation at Mona, Utah or such other location where the electric energy generated by the Facility is to be Delivered in order for the Facility to generate revenues. [EPC, Schedule Z]

“Demonstrated Geothermal Capacity” means the lesser of 10.35 and the maximum generating capacity of the Facility (measured in MW) as supported by a Geothermal Resource and Energy Assessment Certificate. [Schedule Z]

“Demonstrated Operational Capacity” means the greatest amount of aggregate net MW of electrical output demonstrated by the Facility during full operation pursuant to the Capacity Prove-Out and set forth on the Notice of Facility Substantial Completion. [Schedule Z]

“Deposit Accounts” (a) means all “deposit accounts” as defined in Article 9 of the UCC and (b) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Development Account” means the Development Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, CA, Schedule Z]

“Development Account Overage” means, as of any date, the amount by which the balance of the Development Account as of such date exceeds the Development Account Minimum Balance. [EPC]

“Development Account Minimum Balance” means the Development Account Target Balance; provided, that if a Buy-Down Trigger Event occurs, then Development Account Minimum Balance shall mean the product of (i) the Development Account Target Balance, multiplied by (ii) a fraction, the numerator of which is the Actual Efficiency and the denominator of which is 9.614. [ASA, Schedule Z]

“Development Account Target Balance” means $5,000,000. [Schedule Z]

“Discounted Value” means, with respect to the Called Principal of any Advance, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Obligations is payable) equal to the Reinvestment Yield with respect to such Called Principal. [Schedule Z]

“Disputes” has the meaning specified in the applicable Agreement in which such term is used. [EPC, O&M]

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Final Maturity Date and (b) the date on which there are no obligations outstanding under the Credit Agreement. [CA, Schedule Z]

“Disqualified Transferee” means any Person, which is, or whose Affiliate is, then (a) a party adverse in any pending or threatened action, suit or proceeding to the Company or any Member or an Affiliate thereof, if (i) the Company (with the Consent of the Members) or such Member (in its sole and absolute discretion), as applicable, shall not have consented to the Transfer to such Person and (ii) the matter at stake in such action, suit or proceeding is material to the Company or Member, as applicable, or (b) a Person to whom electricity is sold prior to the end of the PTC Period or is not an Unrelated Person. [LLCA]

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions) held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company or the Facility consistently with the Annual Operating Plan and Budget and Prudent Practices, less amounts necessary to repay Working Capital Loans, and less the Management Fee. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the Annual Operating Plan and Budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Class Majority Vote), (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the Annual Operating Plan and Budget, or (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for the Facility. [LLCA]

“Distribution Conditions” means:

(a) no Credit Agreement Default or Credit Agreement Event of Default has occurred and is continuing;

(b) the Final Completion Date has occurred;

(c) (x) the Debt Service Reserve Account is funded in an amount not less than the Minimum Debt Service Reserve and (y) the Maintenance Reserve Account is funded in an amount not less than the Maintenance Reserve Required Balance; and

(d) the Historical DSCR that corresponds to the Payment Quarterly Transfer Date on which such distribution is being contemplated under Section 3.2.1.8 of the Account and

Security Agreement (as calculated under Section 5.2 of the Credit Agreement) is no less than the Minimum DSCR; and provided, however, that the Distribution Conditions set forth in clause (d) and (e) above shall not be deemed to have been satisfied if the Company has exercised the option to make an equity payment pursuant to Section 5.2.2 of the Credit Agreement. [ASA, CA]

“Distribution Date” means dates selected by the Managing Member at least monthly. [LLCA]

“Documents” means all “documents” as defined in Article 9 of the UCC. [ASA, EPC, LLCA, O&M, Schedule Z]

“Dollars” or “$” refers to the lawful currency of the United States of America. [CA, EPC, O&M]

“Drilling Account” means the Drilling Account set forth in Section 2.2.3 of the Account and Security Agreement. [ASA, CA, EPC, LLCA]

“Drilling Deposit” means the Capital Contributions as required under Section 2.2.3 of the Equity Capital Contribution Agreement and as may be made pursuant to Section 4.4 of the LLC Operating Agreement. [ASA, CA]

“Drilling Reserve Target” means, as of any date, the greater of (i) the amount identified as the “Required Drilling Escrow” set forth in the most recent Drilling Plan and Budget as of such date in accordance with Section 4.3 of the Equity Capital Contribution Agreement, and (ii) the amount identified as the “Drilling Reserve Amount” set forth in the most recently issued Drilling Escrow Certificate as of such date in accordance with Section 4.4 of the Equity Capital Contribution Agreement. [Schedule Z]

“Drilling Services” means all Services that are necessary or appropriate for the purpose of production and reinjection of the geothermal resource to be obtained and maintained in connection with the operation of the Facility. [EPC, Schedule Z]

“Drilling Shortfall” means, as of any date, the amount by which (i) the Drilling Reserve Target as of such date, exceeds (ii) the aggregate amount of capital contributions made by the Class B Investors immediately prior to such date. [ECCA]

“DSCR” means for any period, the ratio of (a) Gross Project Revenues received by the Company during such period, less the aggregate amount of the sum of (i)Reimbursable Costs, plus (ii) Base Fee, plus (iii) Owner Maintenance Agreement Payments, plus (iv) O&M Site Document Payments, plus (v) O&M Other Payments, during such period to (b) Fixed Charges required to be paid during such period. [CA, LLCA, Schedule Z]

“Effective Date” means, as used in any Agreement, the Effective Date as defined in such Agreement. [ASA, ECCA, EPC, LLCA, O&M, Schedule Z, CA]

“Effective Date Capital Contributions” means the capital contributions by the Class A Investors on the Effective Date, as determined in accordance with Section 2.1 of the Equity Capital Contribution Agreement. [CA, LLCA]

“EHS Permits” has the meaning specified in Section 4.6.2 of the Credit Agreement. [CA, ECCA]

“Eligible Assignee” means (a) any Lender, and any Affiliate of any Lender; (b) a Person that is (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that such bank is acting through a branch or agency located in the United States, (iii) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of business, (iv) a Person (other than a natural person) that is engaged in the business of commercial banking or lending and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, (C) a Person of which a Lender is a Subsidiary or (v) that is administered or managed by (A) a Lender, (B) an Affiliate of a Lender or (C) an entity or an Affiliate of an entity that administers or manages a Lender; provided, that notwithstanding any of the foregoing, none of the Company nor any of its Affiliates shall qualify as an Eligible Assignee under this definition. In addition, unless an Credit Agreement Event of Default has occurred and is continuing, no Energy Company may be an Eligible Assignee unless approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). [CA, Schedule Z]

“Eligible Facility” means an “eligible facility” as that term has the meaning set forth under 18 C.F.R. § 366.1 (2007). [ECCA]

“Emergency Condition” means the occurrence or significant risk of imminent occurrence of an event that materially adversely affects the safety or protection of Persons or materially adversely affects, in whole or in part, the Facility, the Facility Site or other property located at or adjacent to the Facility Site or materially adversely affects, in whole or in part, any natural resources located on or adjacent to the Facility Site. [O&M]

“Energy Company” means any Person, including such Person’s Affiliates and Subsidiaries that is engaged in the development, ownership, operation or management of renewable energy production and facilities. [Schedule Z]

“Environmental Claim” means, with respect to any Person, any and all Claims by or against such Person arising under, pursuant to or with respect to any violation, including alleged violations, of an Environmental Law or the Release, or alleged Release, of any Hazardous Material. [CA, EPC, O&M]

“Environmental Law” means any Applicable Laws, including all rules and regulations, relating to the environment, pollution, protection of life, health or safety as affected by the environment or natural resources or any Hazardous Material, in each case, as may be in effect from time to time, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j-26; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. [CA, ECCA, O&M, Schedule Z]

“EPC Assets” means all Equipment and Materials comprising the Facility, satisfying the technical specifications set forth in the Project Design Book with respect thereto, other than the Owner-Supplied Assets; provided, that if any Equipment and Materials could be deemed to be both EPC Assets and Owner-Supplied Assets, such Equipment and Materials shall be deemed EPC Assets for any purposes under the EPC Agreement. [EPC, Schedule Z]

“EPC Other Payment” has the meaning set forth in Section 5.2.3 of the EPC Agreement. [EPC]

“EPC Site Document Payment” has the meaning set forth in Section 5.2.2 of the EPC Agreement. [EPC]

“Equipment” means: (a) all “equipment” as defined in the UCC, (b) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (c) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures. [ASA, EPC, Schedule Z]

“Equipment and Materials” means all equipment, machinery, apparatus, materials, articles, components, raw materials, supplies, parts, systems, structures and any other equipment or items comprising or otherwise necessary or appropriate to be incorporated or integrated into, based on the design, engineering, construction, development, operation and maintenance of, as applicable, a geothermal power plant facility of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, O&M, Schedule Z]

“Equity Base Case Model” means the Original Equity Base Case Model; provided, that if a Buy-Down Trigger Event occurs, then “Equity Base Case Model” means the Recalculated Equity Base Case Model. [ECCA, EPC, LLCA, Schedule Z]

“Equity Interests” means shares of capital stock in a corporation, partnership interests in a partnership, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. [CA, ECCA, Schedule Z]

“Equity Investors” means collectively, the Class A Investors, the Class B Investors and the Class C Investor. [O&M, Schedule Z]

“Equity Transactions” the transactions contemplated by the Equity Capital Contribution Agreement. [ECCA]

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute. [CA, LLCA, Schedule Z]

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code. [Schedule Z, CA]

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, except for any such events for which the 30-day notice to the PBGC has been waived, (b) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA or (f) any other event or condition which is likely to result in the termination of, or the appointment of a trustee to administer, any Plan under section 4042 of ERISA. [CA]

“Event of Abandonment” means the cessation of operation of the Project or abandonment of development and/or construction of the Project for more than thirty (30) consecutive days, (which period (a) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued and (b) shall be extended to the extent any cessation of operations or other abandonment results from any Force Majeure Event, a Casualty Event, Prudent Practice or pursuant to Section 4.3 or Section 4.4 of the EPC Agreement). [CA]

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in accordance with the requirements of the Credit Agreement; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP and are bonded or pledged or enforcement of which could not reasonably be expected to have a Material Adverse Effect; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided, that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Company to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Company for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal, geothermal water or steam or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Company or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to a Credit Agreement Event of Default; (h) matters identified in that certain title policy as such policy has been approved by the Required Lenders, and (i) Capital Leases to the extent permitted by Section 6.1.7 of the Credit Agreement; provided, that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further, that Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced. [ASA, CA]

“Excess Distributable Cash” means Distributable Cash for any given quarter (before taking into account the Management Fee Bonus for such quarter) above the amount of Distributable Cash set forth for said quarter in Schedule Y to the LLC Operating Agreement.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder or under any Financing Document, (a) sales, capital gain, income or franchise taxes imposed on it by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.13.7 of the Credit Agreement except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.13 of the Credit Agreement. [CA, Schedule Z]

“Expert” has the meaning set forth in Section 6.5.2 of the EPC Agreement. [EPC, LLCA]

“Extended Expiration Date” has the meaning set forth in Section 8.1 of the O&M Agreement. [O&M, Schedule Z]

“Facility” means a geothermal electricity generating plant with a net nameplate capacity rating of at least the Minimum Capacity Rating and all components related thereto, including fifty (50) PureCycle© 225 System geothermal power system turbines, components for the extraction and gathering of geothermal resources used in the operation of the Facility and components for the Delivery of electricity generated by the Facility to the Delivery Point. For the avoidance of doubt, the Facility shall be comprised of the Equipment and Materials included within the EPC Assets and the Owner-Supplied Assets. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Facility Objectives” means (i) having at all times, in all material respects, the capacity and functional ability to perform, on a continuing basis, the functions for which the Facility was designed and in accordance with the Project Design Book and Prudent Practices, (ii) satisfying the performance criteria set forth on Schedule C to the O&M Agreement, as may be amended from time to time, (iii) having, procuring or otherwise obtaining the geothermal resources necessary to operate the Facility in accordance with the performance criteria set forth on Schedule C to the O&M Agreement, and (iv) Delivering the electric energy generated by the Facility to the Delivery Point. [O&M]

“Facility Plan and Budget” means, with respect to the applicable Operating Year, an annual operating budget and capital budget, broken down on a monthly basis, setting forth in detail the following matters related to the Facility: (A) anticipated operations, repairs and capital improvements (including any teardowns and major overhauls as separate budget items), (B) routine maintenance and overhaul schedules (including major maintenance), (C) procurement (including equipment acquisitions and spare parts and consumable inventories indicating a breakdown of capital items and expense items), (D) staffing, personnel and labor activities (including unit rates for labor, hourly rates for consultants who are not employees of the Operator or its Affiliates, and holidays to be observed), (E) administrative activities, and (F) data regarding other work proposed to be undertaken by Operator, together with an itemized estimate, in detail reasonably acceptable to Owner, of all Reimbursable Costs to be incurred in connection therewith, together an annual operating plan setting forth underlying assumptions and implementation plans. [O&M]

“Facility Site” means the Permanent Parcels. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Facility Substantial Completion” has the meaning set forth in Section 6.2.1 of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Facility Substantial Completion Certificate” means the certificate substantially in the form attached to the EPC Agreement as Exhibit D, as may be amended, restated or supplemented from time to time. [EPC, Schedule Z]

“Facility Substantial Completion Date” means the date upon which Facility Substantial Completion occurs in accordance with the requirements of the EPC Agreement. [CA, EPC, Schedule Z]

“Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.14 and § 357.41 through § 357.44 (including related defined terms in 31 C.F.R. § 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities. [ASA]

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if that rate is not so published for any day that is a Business Day, Deutsche Bank Trust Company Americas Federal funds broker rate of recognized standing selected by it. [CA]

“FERC” means the Federal Energy Regulatory Commission or any successor thereto. [ECCA, LLCA, Schedule Z, CA]

“Final Completion” has the meaning set forth in Section 6.3.1 of the EPC Agreement. [ASA, ECCA, EPC, O&M, Schedule Z, CA]

“Final Completion Certificate” means the certificate substantially in the form attached to the EPC Agreement as Exhibit E, as may be amended, restated or supplemented from time to time. [EPC, Schedule Z]

“Final Completion Date” means the date upon which Final Completion occurs in accordance with the requirements of the EPC Agreement. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Final Development Account Distribution Date” has the meaning assigned in Section 3.9.3.5 of the Account and Security Agreement. [ASA, CA]

“Final Maturity Date” means December 31, 2026 or such earlier date on which a Credit Agreement Event of Default occurs and the Obligations are accelerated pursuant to Section 8.1 of the Credit Agreement. [CA, Schedule Z]

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references in the Credit Agreement to a Financial Officer means a Financial Officer of the Company. [CA, Schedule Z]

“Financing Conversion Date” means the date on which the Lenders obtain all right, title and interest of the Class B Investors in the membership interests of the Company pursuant to the Class B Investors Pledge Agreement. [EPC, O&M]

“Financing Expiration Date” means (a) when used in the EPC Agreement and the O&M Agreement, the later of (i) the date on which the aggregate principal amount, together with any accrued and unpaid interest thereon, and any other amount due and payable under the

Credit Agreement has been repaid in accordance with the terms and conditions thereof and the Commitments and the Financing Documents have been terminated and (ii) the Flip Date and (b) when used in the Financing Documents, the date on which the aggregate principal amount, together with any accrued and unpaid interest thereon, and any other amount due and payable under the Credit Agreement has been repaid in accordance with the terms and conditions thereof and the Commitments. [ASA, EPC, O&M]

“Fiscal Quarter” means any of the fiscal quarterly accounting periods of the Company, ending March 31, June 30, September 30, and December 31. [CA, Schedule Z]

“Fixed Charges” means, for any period, the sum, for the Company, of the following items during such period: (a) Interest Expense to the extent actually paid in cash, (b) scheduled payments of principal of Debt, including under the Credit Agreement and (c) the portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP. [Schedule Z]

“Fixed Tax Assumptions” means the following assumptions: (1) the Class A Investors are and will be fully taxable at a thirty five percent (35%) federal income tax rate (and any state, local, foreign or other income taxes are inapplicable) and will be able to utilize fully all regular federal income tax benefits allocated to them from the Company, (2) the Company is and will be the sole owner of the Project for federal income tax purposes, (3) the applicable depreciation periods, methods and conventions are as set forth in the Equity Base Case Model; provided that such depreciation periods, methods and conventions shall not include the amounts allocated to particular assets, (4) the Company is classified as a partnership for federal income tax purposes for all periods after the Effective Date, (5) so long as it is still a Member, the Class A Investors will be treated as partners for federal income tax purposes for all periods after the Effective Date and will be subject to tax as partners, under Code Section 702 and subchapter K of Chapter 1 of the Code, upon their distributive shares of Company income, gain, loss, deduction and credit, and (6) the allocation of items of income, gain, loss, deduction and credit among the Members shall be respected for federal income tax purposes; provided that this is an assumption only that the allocations in Article V of the LLCA will be respected under subchapter K of the Code and not an assumption about the actual amounts and timing of income, gain, loss, deduction and credit, not an assumption about the opening Capital Account balances of the Members, not an assumption about how payments or distributions by the Company will be characterized for tax purposes and their resulting effects on the Capital Accounts and outside bases of the Members, and not an assumption about the proper book recovery methods in cases where there is a book-tax disparity. [LLCA]

“Flip Date” means the last day of the month in which the Class A Investors achieve an Internal Rate of Return equal to or greater than the Target IRR. [LLCA]

“Flip Purchase Option” means the purchase option under Section 9.7 of the LLC Operating Agreement.

“Force Majeure” or “Force Majeure Event” means, with respect to any Agreement, an event or circumstance that affects a Party’s ability to perform its obligations under such Agreement to the extent such event or circumstance (a) intentionally omitted, (b) was beyond the reasonable control of such Party, (c) the effects of which are incapable of being prevented, overcome or mitigated by the reasonable efforts of such Party and (d) did not result from the fault or negligence of the Party claiming Force Majeure. Such events or circumstances may include, but are not limited to, action or inaction of a governmental authority, acts of nature, drought, flood, earthquake, tornado, hurricane, storm, fire, lightning, or other unusually severe weather, epidemic, war, riot, civil disturbance, unavailability of or disruption to transportation or transportation systems, or other natural disasters, embargo, blockade, sabotage, terrorism, or the threat of such acts, explosions, strikes, boycotts, work slowdowns, or other labor disputes (it is understood that a strike, boycott, work slowdown, or other labor dispute directed at a Party shall not be deemed a Force Majeure Event with respect to such Party), the existence of Hazardous Substance not caused by the Party claiming Force Majeure (which existence is not otherwise a violation or breach of such Agreement, including a breach of the representations and warranties made herein), order or judgments of any governmental authority (other than the granting of Governmental Approvals), the absence, suspension, termination, interruption, delay, denial, or failure of renewal of any Governmental Approval the procurement of which was or is not the responsibility of the Party claiming Force Majeure or for which application was duly and timely made by the responsible Party and in respect of which the affected Party is otherwise in compliance, if applicable, a change of Applicable Law that materially prevents the affected Party from performing its obligations under the relevant Agreements, or other similar event, which, in each case, to the extent that such event materially adversely affects or prevents a Party’s ability to perform its obligations under such Agreement and was not reasonably preventable or in the control of the Party claiming Force Majeure. Force Majeure Event includes, but is not limited to, the failure of a contractor or supplier (other than the Contractor) to furnish labor, services, materials, or equipment in accordance with its contractual obligations; provided, that such failure is itself due to a Force Majeure Event. In no instance shall any of the following be considered or constitute a Force Majeure Event: (i) availability of, or price levels or fluctuations with respect to labor, materials, services, supplies, equipment or other components related to items to be procured, supplied or constructed by Contractor; (ii) economic hardship; (iii) lightning strikes that adversely affect the operation of Equipment and Materials powered by electricity; (iv) any delay or failure of Contractor to obtain supplies, materials, equipment or other components for the Facility due to the delay or failure of any Person to perform any obligation owed to Contractor, unless such delay or failure is caused by an event of Force Majeure materially adversely affecting such Person; (v) equipment failure unless such failure is caused by an independent event of Force Majeure; (vi) domestic and/or foreign transportation delays unless such delays are caused by an independent event of Force Majeure, or (vii) Excluded Changes of Law. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. [CA, Schedule Z]

“Former Real Property” has the meaning specified in Section 4.6.1 of the Credit Agreement. [CA]

“Full Revenue QTD” means the first Quarterly Transfer Date immediately following the first full Fiscal Quarter occurring after the Final Completion Date. [ASA]

“Funding Failure” means the failure of the Lenders to make Advances in non-compliance with the Credit Agreement. [EPC]

“FPA” means the Federal Power Act and the regulations of the FERC thereunder. [ECCA, LLCA]

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.3 of the Credit Agreement. [CA, ECCA, LLCA, Schedule Z]

“General Intangibles” (a) means all “general intangibles” as defined in Article 9 of the UCC and (b) includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, all ASA Intellectual Property and all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC). [ASA, Schedule Z]

“Geothermal Resource and Energy Assessment Certificate” means a certificate issued by the Geothermal Engineer substantially in the form attached to the EPC Agreement as Exhibit C, as may be amended, restated or supplemented from time to time by the Geothermal Engineer. [EPC]

“Goods” (a) means all “goods” as defined in Article 9 of the UCC and (b) includes, without limitation, all Inventory and Equipment and any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that is customarily considered part of the goods or (y) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC). [ASA]

“Governmental Approval” as used in any Agreement means any license, consent, permit, authorization, requirement, environmental plan, certificate, waiver, franchise, variance, order, decision, registration, ruling and other approval or permission necessary or appropriate, including as to zoning, environmental protection, pollution, sanitation, energy regulation, safety, siting or building, to be obtained from any Governmental Authority having jurisdiction over or with respect to the applicable Party to such Agreement, the transactions contemplated by such Agreement and the performance of the Parties thereunder. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Governmental Authority” as used in any Agreement means, with respect to any matter, any federal, state or local government or any political subdivision thereof, taxing authority, instrumentality, regulatory body, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state or local court, tribunal or arbitrator, including but not limited to any environmental agency, in each case, having jurisdiction over or with respect to the applicable Party to such Agreement, the transactions contemplated by such Agreement and the performance of the Parties thereunder. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company will be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Value of the assets deemed contributed to the Company by IRP on the Effective Date will be the value agreed to by IRP and MLE and reflected in Schedule 4.2(d) to the LLC Operating Agreement;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values at the times listed in Section 4.2(c) of the LLC Operating Agreement;

(c) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d) the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset. [LLCA]

“Gross Project Revenues” means all payments to the benefit of the Company (determined on an actual receipts basis), including (a) all payments made under the Project Documents, (b) interest, dividend and other income in respect of sums standing to the credit of the Security Accounts, (c) any proceeds of any business interruption, delay-in-start-up or loss of profit insurance, (d) any refunds of tax of any kind, and (e) any other income, receipts or gains (including any such income, receipts or gains as are of a non-recurring or extraordinary nature) from whatever source (other than pursuant to the Financing Documents except as provided in clause (b) hereof) and whether or not attributable to the Project; provided, that notwithstanding the foregoing, (i) interest, dividends and other income paid or deposited into the Distribution Account shall not constitute “Gross Project Revenues”, and (ii) equity investments in the Company other than (A) the Capital Contribution Commitment and (B) equity investments made in accordance with the proviso of Section 5.2.2 of the Credit Agreement shall not constitute “Gross Project Revenues.” [ASA, CA, Schedule Z]

“Guaranteed Final Completion Date” means the earlier of (i) one hundred and eighty (180) calendar days after the Facility Substantial Completion Date and (ii) June 15, 2009. [ASA, CA, EPC, O&M, Schedule Z]

“Hazardous Material” means any petroleum or petroleum product (including but not limited to waste petroleum), contaminant, chemical product or intermediate, chemical by-product, flammable material, explosive, radioactive substances, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls, or other chemicals defined in Environmental Laws as hazardous substances, hazardous wastes, extremely hazardous wastes, solid wastes, toxic substances, pollutants or contaminants. [CA, ECCA, EPC, O&M, Schedule Z, CA]

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws allow as of the Effective Date. [CA]

“Historical DSCR” means, with respect to any Quarterly Transfer Date, the DSCR for the four Fiscal Quarter periods ending on the last day of the full Fiscal Quarter immediately preceding such Quarterly Transfer Date; provided, that (a) for the first full Fiscal Quarter occurring after the Final Completion Date, “DSCR” shall mean the “DSCR” for such Fiscal Quarter then ending multiplied by four, (b) for the second full Fiscal Quarter occurring after the Final Completion Date, “DSCR” shall mean the “DSCR” for such two Fiscal Quarters then ending multiplied by 2, and (c) for the third full Fiscal Quarter after the Final Completion Date, “DSCR” shall mean the “DSCR” for such three Fiscal Quarters then ending multiplied by  4/3. [CA, Schedule Z]

“Indemnified Claims” has the meaning set forth in Section 7.1 of the Equity Capital Contribution Agreement. [ECCA]

“Indemnification Notice” has the meaning set forth in Section 7.3(a) of the Equity Capital Contribution Agreement. [ECCA]

“Independent Accounting Firm” means an accounting firm that is acceptable to a majority of the Class A Investors and the Class B Investors.

“Independent Engineer Reports” means the reports and certifications delivered by the Independent Engineer pursuant to Article VI of the EPC Agreement. [CA]

“Initial Expiration Date” has the meaning set forth in Section 8.1 of the O&M Agreement. [O&M, Schedule Z]

“Instruments” means all “instruments” as defined in Article 9 of the UCC. [ASA]

“Insurance” means: (a) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (b) any key man life insurance policies. [ASA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Insurance Consultant’s Report” means the report of the Insurance Consultant which confirms that the insurance coverages for both the construction and operation periods of the

Project comply with the insurance requirements of Section 5.12 of the Credit Agreement. [Schedule Z]

“Intellectual Property” means, as to the Company, the Company’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under Applicable Law with respect to the Company’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship; software and contract rights relating to computer software programs, in whatever form created or maintained. [ASA, CA, ECCA, Schedule Z]

“Interconnection Assets” has the meaning set forth in Article XI of the Account and Security Agreement. [ASA]

“Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any. [CA]

“Interest Expense” means, for any period, the aggregate interest expense for the Company. [Schedule Z]

“Internal Rate of Return” means the discount rate that sets A equal to B, where A is the present value of (a) the Production Tax Credits allocated to the Class A Investors, plus (b) the tax savings from tax losses or deductions allocated to the Class A Investors (excluding any such losses or deductions that are suspended under section 704(d) of the Code but only for the period that the losses or deductions are suspended), plus (c) the cash distributed to the Class A Investors, including any Buy-Down LLC Redemption Amount, plus (d) any indemnity payments by IRP to MLE under Article VII of the Equity Capital Contribution Agreement that compensate for loss of any item listed in the foregoing clauses (a), (b) and (c), minus (e) the tax detriment from any taxable income or gain allocated to the Class A Investors by the Company and from any gain recognized by the Class A Investors under section 731(a) of the Code (including after a deemed cash distribution caused by a shift in how liabilities are shared in the outside bases of the Members on the Flip Date), and B is the present value of the Capital Contributions made by MLE on the both the Effective Date and the Second Funding Date. However, if the Flip Purchase Option is exercised, when the parties calculate the minimum Purchase Price the Class A Investors require to reach or maintain the Target IRR, the tax detriment taken into account under clause (e) will include taxes on gain on the sale of the Class

A Interests. Section 6.5(c) of the LLC Operating Agreement has a list of other assumptions and conventions that will be used when calculating the Internal Rate of Return. [LLCA, Schedule Z]

“Inventory” means, with respect to the Company: (a) all “inventory” as defined in the UCC and (b) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Company’s business; all goods in which the Company has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Company, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC). [ASA, Schedule Z]

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with (other than deposits to Deposit Accounts in the ordinary course of business), or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. [ASA, CA, EPC, Schedule Z]

“Investment Related Property” means: (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Collateral Account, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit. [ASA, Schedule Z]

“IRS” means the Internal Revenue Service or any successor agency. [ECCA, LLCA, Schedule Z]

“Knowledge” of Raser, IRP or the Company means the actual knowledge of Brent M. Cook, Martin F. Petersen, Richard D. Clayton and Sean McBride. [ECCA]

“kW” means kilowatt, a unit of measurement of electric energy output that is equivalent to one-thousand watts.

“Late Payment Rate” means the Prime Rate plus 2.0%. [O&M]

“Leases” means, collectively as of any date, the Permanent Parcels, the Collateral Parcels and the Resource Support Parcels, but excluding the Released Assets as of such date. [ECCA, Schedule Z]

“Lender Indemnitees” means, collectively, Lenders and their respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [CA]

“Lenders” means each of the lenders that is an initial signatory to the Credit Agreement or that, pursuant to Section 16.2 of the Credit Agreement, becomes a “Lender” under the Credit Agreement. [ASA, CA, ECCA, O&M, Schedule Z]

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule A to the Credit Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent. [CA]

“Letter of Credit Right” has the meaning specified in Article 9 of the UCC. [ASA]

“Liability” means, with respect to any Person, any liability, expense or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise. [ECCA, LLCA, O&M]

“Lien” means any security interest, community or other material property interest, pledge, mortgage, option, lien (including environmental and Tax liens), assessment, lease, charge, encumbrance, claim, preferential arrangement, condition, equitable interest, license, right-of-way, easement, encroachment, right of first refusal, buy/sell agreement or any other restriction of any kind, including any restriction or covenant with respect to, or condition governing, the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. Code §§ 18.101 et. seq., as amended from time to time, and any successor to such Act. [ECCA, LLCA]

“Loss Proceeds” means (a) any proceeds from insurance (other than business interruption, delay-in-startup or loss of profit insurance) or other funds paid to compensate the Company for damage or loss to the Project or any portion thereof including, without limitation , in connection with any Casualty Event. [ASA, CA]

“Loss Proceeds Withdrawal Request” has the meaning specified in Section 2.6.1.2(7) of the Credit Agreement. [CA]

“Maintenance Reserve Account” means the Maintenance Reserve Account set forth Section 2.1.1 of the Account and Security Agreement. [ASA].

“Maintenance Reserve Required Balance” means in respect of a Fiscal Quarter, the amount corresponding to such Fiscal Quarter as set forth on Schedule 2B of the Account and Security Agreement. [ASA, Schedule Z]

“Maintenance Reserve Withdrawal Request” means a Maintenance Reserve Withdrawal Request substantially in the form of Exhibit I of the Account and Security Agreement, duly executed and delivered by all required signatories thereto. [ASA]

“Maintenance Standards” means with respect to any O&M Services (i) compliance with all terms and conditions of the O&M Agreement and the Project Documents, including the warranty provisions relating to the Facility and the components thereof, (ii) compliance with the Annual Operating Plan and Budget, (iii) compliance with all Applicable Laws, including Environmental Laws, and Governmental Approvals, (iv) the provision and performance all O&M Services in conformity with Prudent Practices and causing the Facility to be in good working order in compliance with Prudent Practices, (v) compliance with the O&M Manual and all technical and operational guidelines and specifications relating to the Facility and the components thereof, (vi) compliance with the terms and conditions of all insurance policies relating to the Facility and the Facility Site, (vii) performing such O&M Services in a manner to cause the Facility to be in at least as good a condition and working order upon termination of the O&M Agreement as when the Facility and Facility Site were delivered to Operator under the O&M Agreement, ordinary wear and tear excepted, (viii) performing such O&M Services in a manner to optimize of the useful life of the Facility, (ix) minimization of damage to the Facility and Facility downtime, (x) performing such O&M Services in a manner to minimize Reimbursable Costs under the O&M Agreement and (xi) performing such O&M Services in the best interests of Owner and the Facility Objectives. [O&M]

“Major Decisions” means:

With respect to the Pre-Flip Period, any of the following:

(a) Except for Debt under the Financing Document and customary unsecured trade payables incurred in the ordinary course of business, incurring in any single transaction or in any series of related transactions Debt (including any Working Capital Loans made pursuant to Section 4.5 of the LLC Operating Agreement) such that the amount of such Debt (excluding Debt under the Financing Documents and customary unsecured trade payables incurred in the ordinary course of business) outstanding at any point of time is in excess of $2,500,000;

(b) Entering into any (i) transaction between the Company and any Member or any Affiliate of a Member, other than any such transaction expressly provided for in any of the Operative Documents, or (ii) amendment, modification or termination of any transaction between the Company and any Member, or any Affiliate of a Member provided for in any Operative Document;

(c)	Appointment of a new Managing Member or Operator;

(d) Approving any Annual Operating Plan and Budget or any amendments or modifications thereto as provided in Section 6.1 of the O&M Agreement or as required pursuant to Section 7.2 of the LLC Operating Agreement;

(e) Approving expenditures of more than $50,000 in the aggregate in a calendar year under the O&M Agreement, or other similar agreement, that are not otherwise provided for in the Annual Operating Plan and Budget;

(f) Initiating any litigation or arbitration, or settling claims, litigation or arbitration by or with respect to the Company if, as a result of such settlement, the Company would be obligated to pay more than $100,000, in the aggregate;

(g) Assuming, guaranteeing or becoming obligated for the payment of money or the performance of any contract or other obligation of any Person in excess of $250,000 in the aggregate;

(h) Making any tax election, except as expressly provided for in the LLC Operating Agreement;

(i) Causing the Company to be treated other than as a partnership for United States federal income tax purposes (including by electing under Treasury Regulations Section 301.7701-3 to be classified as an association);

(j) Entering into (i) any material amendment, modification, waiver, termination or replacement of the Company’s Certificate of Formation or of any Operative Document (other than this Agreement which requires the consent of all of the Members) or failing to enforce any provision of any Operative Document if such amendment, modification, termination or failure would have a Material Adverse Effect on the Company or the Class A Investors; (ii) any additional Operative Document; or (iii) any new agreement with an Affiliate of a Member or amending any economic provision of any existing contract with any such Affiliate;

(k) Permitting (i) possession of property of the Company by any Member (unless such action is taken pursuant to the express terms of any Operative Document), (ii) the assignment,

transfer or pledge of rights of the Company in specific property of the Company for other than a Company purpose or other than for the benefit of the Company, or (iii) any commingling of the funds of the Company with the funds of any other Person;

(l) Amending, modifying, terminating or permitting the expiration of, any material license and permit required for the operation, ownership, management or maintenance of the Facility or the sale or transmission of power therefrom;

(m) Making any distribution to any Member except as specified in the LLC Operating Agreement;

(n) Making any advance payment of compensation or other consideration to the Managing Member or any of its Affiliates;

(o)(i) Merging or consolidating the Company with any Member or other Person, (ii) changing the Company’s legal form; or recapitalizing, liquidating, winding up or dissolve the Company, (iii) agreeing to an exchange of interests with any other Person, or (iv) acquiring all or substantially all of the assets or stock of any other Person;

(p) Admitting any additional Member of the Company except as permitted under Article IX of the LLC Operating Agreement;

(q) Except as otherwise specified in LLC Operating Agreement, causing the Company to (i) sell or issue any interest, or any option, warrant or similar right to acquire any interest, of any kind in the Company, or (ii) distribute any Assets of the Company or redeem, purchase or otherwise acquire any interest in the Company,

(r) Causing the Company to engage in any business or activity that is not within the purpose of the Company, as described in Section 2.3 of the LLC Operating Agreement, or to change such purpose;

(s) Allowing any Turbine to be modified or replaced or well to be shut down;

(y) Causing or permitting the Company to receive or use any grant, tax-exempt financing, subsidized energy financing, or other federal credits, each within the meaning of Section 45(b)(3) of the Code;

(t) Causing the Company to file a voluntary petition in bankruptcy, or file any petition or answer or consent seeking any reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, or seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties;

(u) Causing the Company (i) to admit in writing its inability to pay its debts as they mature, (ii) to give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations or (iii) to make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

(v) Selling, leasing or otherwise voluntarily disposing of assets of the Company with an aggregate fair market value in excess of $2,500,000 during any 12-month period, other than sales of energy and related environmental attributes under approved contracts or as part of an approved course of conduct;

(w) Causing or permitting any Encumbrance or grant of any Encumbrance on the assets or rights of the Company, other than Permitted Liens;

(x) Changing the method of tax accounting used by the Company to the extent any such change would have an adverse effect on eligibility to claim Production Tax Credits or on the timing or amount of depreciation allowances;

(y) Causing or permitting the Company to hire any employees or establish or participate in any employee benefit plans;

(z) Causing or permitting the Company to make loans to third parties; and

(aa) Causing or permitting the Company to engage in any speculative energy trading, including trading of financial contracts, such as swaps or derivatives that may be subject to FAS 133 accounting rules.

With respect to the period following the Flip Date, the matters in paragraphs (o), (q), (t) and (v) above. [LLCA]

“Majority Vote” shall have the meaning set forth in Section 3.2(f) of the LLC Operating Agreement. [LLCA]

“Make-Whole Amount” means, with respect to any Advance, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Advance over the amount of such Called Principal; provided, that the Make-Whole Amount may in no event be less than zero. [ASA, CA, Schedule Z]

“Management Fee” means a quarterly fee payable to the Managing Member pursuant to Section 8.3 of the LLC Operating Agreement which will be payable at the end of each quarter in a Fiscal Year to the extent of available funds before any distribution of Distributable Cash for such quarter and cumulative from quarter to quarter. The Management Fee shall be calculated as the sum of: (i) $500,000 per Fiscal Year for the initial Fiscal Year commencing on the Effective Date of the LLC Operating Agreement (or prorated portion thereof if such initial Fiscal Year is less than twelve months), and escalating thereafter by two and a half percent (2.5%) per year; and (ii) the Management Fee Bonus. [ASA, CA, LLCA]

“Management Fee Bonus” the Management Fee Bonus shall be paid to the Managing Member to provide an incentive to the Manager to increase the megawatts generated at the Facility and to decrease the expenses of operating the Facility. The Management Fee Bonus shall be the lesser of (i) $1,000,000 per Fiscal Year or (ii) the sum of (A) the positive difference (if any) between the amount set forth for property taxes on Schedule Y of the LLC Operating Agreement in any given year and the amount of actual property taxes paid for such year, which amount shall be payable in one sum in the quarter in which property taxes are paid or would have been paid had there been a property tax burden; and (B) 75% of the Excess Distributable Cash.

“Material Adverse Effect” means, with respect to the Company, a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or financial condition of the Company, (b) the ability of the Company to perform any of its obligations under any Financing Document or Project Document to which it is a party, (c) the validity or enforceability of any Financing Document, (d) the rights and remedies of or benefits available to any Lender under any Financing Document or (e) completion of the Project on a timely basis as contemplated by the Project Budget and the Project Schedule. [CA, ECCA, Schedule Z]

“Material Indebtedness” means Debt (other than the Obligations) of the Company in an aggregate principal amount exceeding $250,000. [CA, ECCA]

“Material Project Party” means any party to an Operative Document, but only, in each case, upon or prior to the expiration or early termination of the relevant Operative Document; provided, however, that the Lenders, Administrative Agent, Class A Investors, Class C Investor and the Collateral Agent shall not be Material Project Parties. [CA, ECCA]

“Material Receivable” means any Receivable with an aggregate value in excess of $100,000. [CA]

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company. [LLCA]

“Membership Interests” means the Class A Interests, the Class B Interests and the Class C Interests. [LLCA]

“Milestone(s)” means each event or condition identified as a “Milestone” in the Project Schedule attached as Schedule F to the EPC Agreement. [CA, EPC, Schedule Z]

“Milestone Payment” means each payment amount associated with each Milestone set forth in Schedule F to the EPC Agreement. [EPC, Schedule Z]

“Milestone Payment Request” has the meaning set forth in Section 5.1.2 of the EPC Agreement. [EPC]

“Milestone Payment Schedule” means the integrated schedule setting forth Milestones and the portion of the Contract Price payable with respect thereto, as set forth in Schedule F of the EPC Agreement. [EPC]

“Milestone Progress Report” means a progress report containing the information required by Section 2.3.2 of the EPC Agreement and submitted substantially in the form attached as Exhibit B of the EPC Agreement. [EPC]

“Minimum Capacity Rating” means 6.0 MW. [EPC, Schedule Z]

“Minimum Debt Service Reserve” means, as of the date of determination, an amount equal to the maximum projected debt service payments for the Project over the next immediately succeeding six (6) month period, which amount may be funded by an Approved Reserve Letter of Credit. [ASA, Schedule Z]

“Minimum DSCR” is 1.20:1.0. [CA, Schedule Z]

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704(i)(3). [LLCA]

“MLE Indemnified Costs” has the meaning set forth in Section 9.1 of the Equity Capital Contribution Agreement. [ECCA]

“MLE Indemnified Parties” has the meaning set forth in Section 9.1 of the Equity Capital Contribution Agreement. [ECCA]

“Money” means “money” as defined in the UCC. [ASA]

“Moody’s” means Moody’s Investor Services, Inc. [Schedule Z]

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA. [CA]

“MW” means megawatt, a unit of measurement for electric energy output that is equivalent to one million watts. [EPC, ECCA, Schedule Z]

“Net Cash Flow” means, with respect to any measurement period, Gross Project Revenues for such measurement period, less (i) Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, the Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, for such measurement period, less (ii) Debt Service for such measurement period. [Schedule Z]

“Non-Interference Certificate” means the certificate substantially in the form attached to the LLC Agreement as Exhibit F, as may be amended, restated or supplemented from time to time. [LLCA]

“Nonrecourse Deduction” means a deduction for spending that is funded out of nonrecourse borrowing by the Company or that is otherwise attributable to a “nonrecourse liability” of the Company within the meaning of Treasury Regulation Section 1.704-2. [LLCA]

“Note” means a promissory note evidencing the indebtedness owed to a Lender under the Credit Agreement. [CA]

“Notice” has the meaning set forth in Section 11.1 of the LLC Operating Agreement. [ASA, CA, LLCA, O&M]

“Notice of Dispute” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Notice of Facility Substantial Completion” means the notice substantially in the form attached to the EPC Agreement in Exhibit F, as may be amended, restated or supplemented from time to time. [EPC]

“Notice of Final Completion” means the notice substantially in the form attached to the EPC Agreement in Exhibit G, as may be amended, restated or supplemented from time to time. [EPC]

“O&M Commencement Date” means the earlier of (i) the Facility Substantial Completion Date and (ii) the Required Turbine Substantial Completion Date. [O&M]

“O&M Covered Costs” means those fees, costs and expenses customarily attributed to overhead relating to the Operator’s conduct of its business of operating facilities similar to the Facility, including fees, costs and expenses relating to employees of the Operator that are primarily engaged in business and activities other than on the Facility Site or with respect to the Facility. [O&M]

“O&M Due Date” means the date that is the 15th day of each February, May, August and November, unless such day is not a Business Day, then the Business Day next following commencing with the first O&M Due Date occurring after the O&M Commencement Date. [O&M]

“O&M Liability Cap” means, with respect to any Operating Year, an amount equal to the Base Fee for such Operating Year. [O&M]

“O&M Manual” has the meaning set forth in Section 2.2.24 of the EPC Agreement. [CA, EPC, Schedule Z]

“O&M Other Payment” has the meaning set forth in Section 7.6 of the O&M Agreement. [O&M]

“O&M Services” mean all services and other obligations required to be provided by Operator under the O&M Agreement as described in Section 2.1 of the O&M Agreement. [O&M]

“O&M Site Document Payment” has the meaning set forth in Section 7.5 of the O&M Agreement. [O&M]

“O&M Subcontract” means any contract for the provision or performance of any part of the O&M Services or the supply of any supplies, equipment, materials or other components in connection with the same, other than the O&M Agreement. [O&M, Schedule Z]

“O&M Subcontractor” means each counterparty to an O&M Subcontract other than the Operator. [O&M, Schedule Z]

“O&M Termination Payment” means $90,000. [O&M]

“Obligations” means, without double counting, all present and future obligations and liabilities of the Company to the Agents and the Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in each case arising under any of the Financing Documents, including, without limitation, interest, all applicable fees, charges and expenses or all amounts paid or advanced by the Agents or the Lenders on behalf of or for the benefit of the Company for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its properties. [ASA, CA, EPC, O&M, Schedule Z]

“Officers” has the meaning set forth in Section 8.7 of the LLC Operating Agreement. [LLCA]

“Operating Year” means (i) in the case of the calendar year in which the O&M Commencement Date occurs, the period from and including the O&M Commencement Date to and including December 31st of such year, (ii) in the case of each succeeding calendar year, the period from and including January 1st of each such calendar year to and including December 31st of each such succeeding calendar year and (iii) in the case of the calendar year in which termination or expiration of the O&M Agreement occurs, the period from and including January 1st of such calendar year to the date upon which the O&M Agreement terminates or expires. [CA, O&M, Schedule Z]

“Operations Report” means the reports described in Section 2.7 of the O&M Agreement. [LLCA]

“Operator Event of Default” shall have the meaning set forth in Section 8.2 of the O&M Agreement. [O&M]

“Operator Indemnitees” means, collectively, Operator and its respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [O&M]

“Operator’s Personnel” means, collectively, Operator, its employees, agents, Affiliates, any Person acting under or at the direction of the Operator and any O&M Subcontractors and their respective employees, agents and subcontractors, together with their successors and assigns. [O&M]

“Ordinary Cash Trap Amount” means, with respect to a Quarterly Transfer Date, the amount of Net Cash Flow set forth in the below chart: [ASA, CA]

Level	DSCR Range (for historic and projected DSCR)	Ordinary Cash Trap Amount
Level I	Less than 1.40:1.00, but greater than 1.30:1.00	50% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

Level II	Less than or equal to 1.30:1.00, but greater than 1.20:1.00	75% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

Level III	Less than or equal to 1.20:1.00	100% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

“Ordinary Cash Trap Period” means any Fiscal Quarter after Final Completion for which (a) the Historical DSCR that corresponds to the Quarterly Transfer Date occurring during such Fiscal Quarter (as calculated under Section 5.2 of the Credit Agreement) is less than the Target DSCR, or (b) the Projected DSCR that corresponds to the Quarterly Transfer Date occurring during such Fiscal Quarter (as calculated under Section 5.2 of the Credit Agreement) is less than the Target DSCR, and for each consecutive Fiscal Quarter thereafter for which any of the conditions set forth in clauses (a) or (b) are in effect. [ASA, CA, Schedule Z]

“Original Equity Base Case Model” means the Equity Base Case Model attached as Schedule I to the EPC Agreement as of the Effective Date in electronic form. [Schedule Z]

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. [CA, ECCA]

“Other Taxes” has the meaning specified in Section 2.13.2 of the Credit Agreement. [CA]

“Owner Construction Agreements” means all documents, agreements or other arrangements relating to the provision, procurement or construction of any Owner-Supplied Assets, as the same may be amended, modified, supplemented or restated from time to time in accordance with their terms, which Owner Construction Agreements entered into as of the Effective Date of the EPC Agreement are set forth on Schedule C of the EPC Agreement; provided, that the EPC Agreement shall not be deemed an Owner Construction Agreement for any purpose hereunder. [EPC, O&M, Schedule Z]

“Owner Construction Agreement Payment” has the meaning set forth in Section 5.2.1 of the EPC Agreement. [EPC]

“Owner Construction Agreement Shortfall” means, prior to Final Completion, the amount by which the aggregate amount then due and payable as of such date under all of the Owner Construction Agreements (other than with respect to indemnity and liability obligations thereunder for which Owner has procured insurance) exceeds the Budget Commitment. [EPC]

“Owner Indemnitees” means, collectively, Owner and its respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [EPC, O&M]

“Owner Maintenance Agreements” means those documents, agreements or other arrangements relating to the performance and provision of Owner-Supplied Maintenance Services which Owner enters into directly with the provider thereof, as the same may be amended, modified, supplemented or restated from time to time in accordance with their terms, which Owner Maintenance Agreements are identified on Schedule A to the O&M Agreement, as such schedule may be amended from time to time in accordance with the O&M Agreement; provided, that the O&M Agreement shall not be deemed an Owner Maintenance Contract for any purpose hereunder. [O&M, Schedule Z]

“Owner Maintenance Agreement Payment” has the meaning set forth in Section 7.4 of the O&M Agreement. [O&M]

“Owner-Supplied Assets” means all Services and Equipment and Materials identified or otherwise described in Exhibit C to the EPC Agreement. [EPC, O&M, Schedule Z]

“Owner-Supplied Maintenance Services” means all services relating to the operation, maintenance and administration of the Facility performed or provided pursuant to Owner Maintenance Agreements; provided, that the services provided under the O&M Agreement shall not be deemed Owner-Supplied Maintenance Services for any purpose hereunder. [O&M, Schedule Z]

“Owner Termination Payment” has the meaning set forth in Section 13.2.1 of the EPC Agreement. [EPC]

“Parent” means, if applicable to a Member, the Person or Persons that directly or indirectly control such Member. [Schedule Z]

“Party” means, with respect to any Agreement as used therein, each signatory to such Agreement, together with its successors and assigns. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether the Company is licensee or licensor) including, without limitation, each agreement referred to in Schedule 6.6(D) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Patents” means all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 6.6(C) of the Account and Security Agreement (as amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding hereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing. [ASA, Schedule Z]

“Payment Intangible” has the meaning specified in Article 9 of the UCC. [ASA, Schedule Z]

“Percentage Interest” means the Capital Account of a Member as a percentage of the sum of all Capital Accounts of the Members in the same membership class. [LLCA]

“Permanent Parcels” has the meaning set forth in Article XI of the Account and Security Agreement; provided, that if the Development Account Release Certificate is not delivered to the Geothermal Engineer within 36 months of the Effective Date of the Account and Security Agreement, then Permanent Parcels shall also include the Resource Support Parcels. [ASA]

“Permitted Liens” has the meaning specified in Section 6.2 of the Credit Agreement. [ASA, CA, ECCA]

“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Placed in Service” means, with respect to a Turbine, that such Turbine qualifies for production tax credits under section 45 of the Code. [EPC, Schedule Z]

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the Effective Date, sponsored, maintained or contributed to by the Company or an ERISA Affiliate. [CA, Schedule Z]

“Plant Manager” has the meaning set forth in Section 4.1.1 of the O&M Agreement. [O&M]

“Platform” has the meaning specified in Section 14.2 of the Credit Agreement. [CA]

“Pledge Supplement” means any supplement to the Account and Security Agreement in substantially the form of Exhibit A of the Account and Security Agreement. [ASA]

“Pledged Debt” means, with respect to the Company, all Debt owed to the Company, including, without limitation, all Debt described on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Debt. [ASA, Schedule Z]

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests. [ASA, Schedule Z]

“Pledged LLC Interests” means, with respect to the Company, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of the Company on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests. [ASA, Schedule Z]

“Pledged Partnership Interests” means, with respect to the Company, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of the Company on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests. [ASA, Schedule Z]

“Pledged Stock” means, with respect to the Company, all shares of capital stock owned by the Company, including, without limitation, all shares of capital stock described on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of the Company in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. [ASA, Schedule Z]

“Pledged Trust Interests” means, with respect to the Company, all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of the Company on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests. [ASA, Schedule Z]

“Pre-Completion Interest Payment Date” means the last Business Day of each December, March, June and September occurring before or on the Final Completion Date. [CA]

“Pre-Flip Period” means the period commencing on the Effective Date and ending on the Flip Date. [Schedule Z]

“Prime Rate” means, for any day, the “PRIME RATE” as published from time to time in ‘The Money Rates’ section of the Wall Street Journal (U.S. Edition), as such “PRIME RATE” may change from time to time. In the event the Wall Street Journal ceases to publish the “PRIME RATE,” then the Parties shall agree as to a substitute reference which represents the base rate on corporate loans posted by major banks having one or more lending offices in New York, New York. [EPC, Schedule Z]

“Pro Forma Basis” means for purposes of calculating the financial covenant set forth in Section 5.2 of the Credit Agreement in connection with any event or transaction, or proposed event or transactions, such event or transaction shall be deemed to have occurred as of the first day of the most recent twelve (12) month period preceding the date of such event or transaction for which the Administrative Agent has received financial statements pursuant to Section 5.1.1 or Section 5.1.2 of the Credit Agreement, and including (a) with respect to the sale or other disposition of assets, (i) income statement and cash flow statement items (whether positive or negative) attributable to the assets disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Obligations which are retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in the Credit Agreement and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Lender (it being understood that the Administrative Lender’s reasonable satisfaction shall apply only to the inclusion of the income statement items attributable to the Person or property acquired, including applicable adjustments and synergies, and not to the acquisition itself) and (ii) any Obligation incurred or assumed by the Company (including the Person or property acquired) in connection with such transaction and any Obligation of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Obligation has a floating or formula rate, shall have an average rate of interest for the applicable period for purposes of this definition. [CA]

“Pro-Forma Owner’s Policy” means the Pro-Forma Owner’s Policy in the form attached hereto as Schedule 3.19. [Schedule Z]

“Proceeds” means: (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Investment Related Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary. [ASA]

“Production Tax Credits” or “PTC” means production tax credits under Section 45 of the Internal Revenue Code as in effect from time-to-time during the Term or any successor or other provision providing for a federal tax credit determined by reference to renewable electric energy produced from geothermal or other renewable energy resources for which the Facility is eligible. [EECA, LLCA]

“Project” means, collectively, the design, engineering, drilling, excavating, permitting, procurement, construction, civil works, installation, integration, commissioning, start-up, testing, completion and any items or matters similar to any of the foregoing, all of which as are necessary and appropriate for the construction, testing and commissioning of the Facility. [CA, EPC, O&M, Schedule Z]

“Project Budget” shall means the amount set forth in Schedule F of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Project Costs” means, without duplication all (a) amounts payable to Contractor under the EPC Agreement; (b) amounts payable under any Owner Construction Agreement; (c) costs related to the Lease Agreements, rights of way and other real estate rights necessary for the Project before Facility Substantial Completion; (d) insurance costs related to the design, development, construction, start-up, testing and commissioning of the Project; (e) all taxes, assessments or charges payable by the Company under Applicable Law with respect to the Project; and (f) all fees, commissions and out-of-pocket expenses payable by the Company to all professional advisors, consultants and other experts in relation to the Project and all other costs relating to the design, development, engineering, procurement, construction, permitting, installation, start-up, testing and commissioning of the Project. [CA, Schedule Z]

“Project Design Book” means, collectively, the diagrams, drawings, documents and other information setting forth in detail the comprehensive engineering, construction and technical and operational specifications for engineering, designing, developing, constructing and operating all Equipment and Materials comprising the Facility on the Facility Site, including as to transmission, wells and Wellfield components, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, which diagrams, drawings, documents and other information are set forth in Schedule H to the EPC Agreement. [EPC, O&M, Schedule Z]

“Project Objectives” means (i) achieving Turbine Substantial Completion by the December 31, 2008, and (ii) achieving Facility Substantial Completion and Final Completion by the Guaranteed Final Completion Date, in each case, in accordance with the terms and conditions of the EPC Agreement. [EPC, Schedule Z]

“Project Party” means each Person (other than an Agent, a Lender or the Company) from time to time a party to a Project Document. [CA]

“Project Schedule” means the Project Schedule set forth in Schedule B to the EPC Agreement. [ASA, CA, EPC, O&M, Schedule Z]

“Project Standards” means, with respect to any Work or Services to be performed in accordance with the EPC Agreement or O&M Agreement, as applicable, such Work and Services are performed: (i) in a professional, prudent, good and workmanlike manner, (ii) only with supplies, materials and equipment that are new (or refurbished but which otherwise comply with Prudent Practices), operating properly and of utility-grade quality, (iii) in accordance with the Project Design Book, including applicable engineering, environmental, construction, safety, and electrical generation codes and standards as required under or listed in the Project Design Book, (iv) in the best interests of the Owner (which shall not be construed as creating a fiduciary obligation) (v) with the purpose of successfully achieving the Project Objectives, (vi) in a manner that is approved as to form, use and content by public entities authorized under Applicable Laws to administer or enforce any building or construction code or standard and whose approval of the final design of the Facility, or any portion thereof, is necessary for the design, engineering and construction and operation of the Facility in accordance with the Project Standards; and (vii) in compliance with Applicable Laws, Governmental Approvals and Prudent Practices and exercising the professional care and skill to be expected of a qualified contractor experienced in the engineering, design and construction of facilities of a similar nature, size and complexity of the Facility. [EPC]

“Projected DSCR” means, with respect to any Quarterly Transfer Date, the DSCR projected for the four Fiscal Quarter periods beginning on the first day of the Fiscal Quarter in which such Quarterly Transfer Date occurs. [CA, Schedule Z]

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. [CA, ECCA, EPC, O&M, Schedule Z]

“Prove-Out” means the Availability Prove-Out and the Capacity Prove-Out which are set forth on Schedule D of the EPC Agreement. [EPC, Schedule Z]

“Prudent Electric Power Industry Practices” means the practices, methods, techniques and standards that (i) are generally accepted in the electric power industry in the United States for use in connection with the design, procurement, engineering, construction, testing, operation and maintenance of geothermal power stations of the same or similar size and type as the Facility all in a manner consistent with Applicable Laws, Governmental Approvals, Prudent Electrical Practices, reliability, safety, environmental protection, economy and expediency and (ii) conform in all material respects to the manufacturer’s design, engineering, construction, testing, operation and maintenance guidelines applicable to the equipment in question. Prudent Electric Power Industry Practices are not limited to the optimum practice or method to the exclusion of others, but rather refer to commonly used and reasonable practices and methods. [Schedule Z]

“Prudent Electrical Practices” means those practices, methods, standards, and equipment commonly used, from time to time, in electrical engineering and operations to operate electrical equipment with safety, dependability and efficiency and in accordance with the National Electrical Safety Code, the National Electrical Code and the standards of the Institute of Electrical and Electronic Engineers, the National Electrical Manufacturers Association, the North American Electric Reliability Council, and the American National Standards Institute and any other applicable statutes, codes, regulations and/or standards. [Schedule Z]

“Prudent Practices” means, collectively, Prudent Electric Power Industry Practices and Prudent Electrical Practices. [CA, O&M, Schedule Z]

“PTC Period” means the Tax Years during which the Facility generates electrical energy that qualifies for PTC”s under Section 45 of the Code. [LLCA]

“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. sec. 16451 et seq. (2006) and the regulations of the FERC thereunder. [ECCA, LLCA]

“Punch-List” means the list prepared by Owner and Contractor, which shall list all items of work that remain to be performed after achieving Facility Substantial Completion in order to ensure that the Facility achieves Final Completion and fully complies with all of the standards and requirements set forth in the EPC Agreement. The Punch List shall not include any items of work, alone or in the aggregate, the noncompletion of which prevents the Facility from reaching Facility Substantial Completion and being legally, safely and reliably placed in commercial operation in accordance with Applicable Laws and Governmental Approvals. [EPC]

“Purchase Option Notice” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Purchase Price” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“PURPA” means the Public Utility Regulatory Policies Act of 1978 and all rules and regulations adopted thereunder. [Schedule Z]

“Qualifying Facility” or “Qualifying Facilities” means a facility which is a qualifying facility within the meaning of PURPA and which meets the criteria defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207. [CA, LLCA]

“Quarterly Disbursement Request” means a quarterly disbursement request substantially in the form of Exhibit J of the Account and Security Agreement, duly executed and delivered by all required signatories thereto. [ASA, CA]

“Quarterly Transfer Date” means the last Business Day in each January, April, July, and October occurring after the Final Completion Date. [ASA, Schedule Z]

“Real Estate Rights” means all rights in or to real estate or sub-surface mineral rights (including title to or other rights to use or access the Facility Site, leases, contracts, permits,

easements, licenses, and rights of way) required to be obtained or maintained in connection with construction of the Facility on the Facility Site, performance of the Work, or operation of the Facility (including the transportation of all necessary materials, equipment and other items to the Facility Site, access for the construction, and the startup and testing of the Facility). [EPC]

“Recalculated Equity Base Case Model” means the Equity Base Case Model, as recalculated in accordance with Section 6.4 of the EPC Agreement. [EPC, Schedule Z]

“Receivables” shall mean, with respect to the Company, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property together with all of the Company’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records. [ASA, CA, Schedule Z]

“Receivables Records” shall mean, with respect to the Company, (a) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Company or any computer bureau or agent from time to time acting for the Company or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable. [ASA, Schedule Z]

“Record” has the meaning specified in Article 9 of the UCC or any successor provision thereto. [Schedule Z]

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto. [CA]

“Redemption Amount” means (a) aggregate outstanding principal amount of all Advances, plus (b) any interest accrued but unpaid under the Credit Agreement to the date of the prepayment, plus (c) in the case of prepayment under Section 2.6.2 of the Credit Agreement, the Make-Whole Amount in respect of all Advances not previously prepaid. [CA]

“Register” has the meaning specified in Section 16.2.4 of the Credit Agreement. [CA]

“Regulated Holder” means any holder of membership interests that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y). [LLCA]

“Regulatory Problem” means, with respect to the Class A Investors, (i) any set of facts or circumstances wherein it has been asserted by any Governmental Authority (or the Class A Investors reasonably believe based on advice of their counsel or regulators that there is a reasonable risk of such assertion) that such Person (or any bank holding company or other regulated bank entity that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the membership interests of the Company that such Person holds or (ii) such Person and its Affiliates does or would own, control or have power (including voting rights) over a greater quantity of membership interests of the Company than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject. [LLCA]

“Reimbursable Costs” means those costs described as such in Sections 7.1.1.1 and 7.1.1.2 of the O&M Agreement. [ASA, CA, O&M, Schedule Z]

“Reinvestment Yield” means, with respect to the Called Principal of any Advance, 50 basis points above the yield to maturity as quoted on the Reference Page of actively traded U.S. Treasury Notes or Bonds three (3) Business Days before the Settlement Date with a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. [Schedule Z]

“Related Fund” means, with respect to any Lender, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such Lender, the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor. [CA]

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates. [CA]

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) of Hazardous Materials in, at, on or under the property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property. [CA, EPC, O&M, Schedule Z]

“Released Assets” means, as of any date, those parcels or assets permitted to be released as of such date in accordance with Article XI of the Account and Security Agreement. [Schedule Z]

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. [Schedule Z]

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Advance, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Credit Agreement, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.5, 2.6 or Section 8 of the Credit Agreement. [Schedule Z]

“Remedial Work” has the meaning specified in Section 5.15.1 of the Credit Agreement. [CA]

“Replacement Lender” has the meaning specified in Section 2.12.3 of the Credit Agreement. [CA]

“Reports” means, collectively, the Independent Engineer’s Report and the Insurance Consultant’s Report. [ECCA, Schedule Z]

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person. [LLCA]

“Required Lenders” means, at any time, the Lenders comprising at least 51% of the Commitments (exclusive of Commitments held by the Company or any of its Affiliates) or, if the Commitments have terminated, Lenders comprising at least 51% of the outstanding principal amount of the Advances. [ASA, CA, Schedule Z]

“Required Turbine Substantial Completion Date” means December 31, 2008 or such other date permitted by Applicable Law by which the Turbines may still qualify as Placed in Service. [EPC, Schedule Z]

“Requisite Expert Consultation” means, with respect to any matter, such Consultation (which may be oral or in writing) with the Independent Engineer, the Insurance Consultant, or such other expert advisors as may be engaged in connection with such matter as the Administrative Agent or the Administrative Lender shall reasonably deem appropriate under the particular circumstances. In the event that the Administrative Lender shall reasonably require a written report of the Independent Engineer, the Insurance Consultant, the Geothermal Engineer or any such other expert advisor with respect to any matter that requires a determination, consent or approval of the Administrative Lender shall not make such determination or delivery such consent or approval until such report or reports have been delivered and approved by the Administrative Lender. [CA]

“Resource Period” means the period commencing on the Effective Date and ending on the 20th anniversary thereof. [Schedule Z]

“Resource Support Parcels” has the meaning set forth in Article XI of the Account and Security Agreement. [ASA]

“Responsible Officer” means as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer in the Credit Agreement shall mean a Responsible Officer of the Company. [CA, Schedule Z]

“Restoration Plan” has the meaning specified in Section 2.6.1.2(5) of the Credit Agreement. [CA]

“Restoration Work” means any repair or restoration (including, but not limited to, designing, engineering, constructing and completing such repair or restoration) of affected Property following any Casualty Event. [CA, ASA]

“Restore” has the meaning specified in Section 2.6.1.2(3) of the Credit Agreement. [CA]

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Company, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company, or (b) any payment of a development, management, advisory consulting or similar fee, or the payment of any expenses or other amounts of or to, the Company or its Affiliates other than fees payable under the O&M Agreement. [CA]

“Revenue Account” means the Revenue Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, CA]

“Sales Tax” means all sales and use taxes that are properly payable by Contractor in connection with the Work. [EPC]

“SEC” means the United States Securities and Exchange Commission and any successor thereto. [ASA]

“Second Funding Date” means the earlier of: (i) the date upon which the balance of funds in the Construction Account is less than $1 million and all Advances under the Credit Agreement have been drawn, (ii) the date upon which a EPC Funding Request has been made and Advances under the Credit Agreement are insufficient to satisfy the amount stated therein, (iii) the Facility Substantial Completion Date, (iv) December 15, 2008 and (v) the date upon which a Credit Agreement Event of Default occurs. [ECCA, LLCA, Schedule Z]

“Second Funding Date Capital Contributions” means the capital contributions by the Class A Investors on the Second Funding Date, as determined in accordance with Section 2.2 of the Equity Capital Contribution Agreement. [ASA]

“Secured Obligations” has the meaning assigned in Section 5.1 of the Account and Security Agreement. [ASA]

“Secured Parties” means the Agents, the Security Agent, the Account Bank, the Securities Intermediary and the Lenders and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents and Lenders and such Obligations have not been paid or satisfied in full. [ASA, LLCA]

“Securities Accounts” (i) means all “securities accounts” as defined in Article 9 of the UCC and (ii) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Securities Act” means the Securities Act of 1933, as amended from time to time. [ASA, ECCA]

“Security Accounts” has the meaning assigned in Section 2.1.1 of the Account and Security Agreement. [ASA]

“Security Instruments” means, collectively, (a) the Account and Security Agreement, (b) the Class A Investors Pledge Agreement and Class B Investors Pledge Agreement, (c) the Leasehold Mortgage(s), (d) the UCC-1 financing statements required to be filed under the terms of any of the foregoing documents, (e) each other collateral, account control agreement, pledge, security, mortgage, deed of trust, assignment of leasehold mortgage or guaranty agreement and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Company or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligation pursuant to the Credit Agreement) as security for the payment or performance of the Obligations or the Credit Agreement, as such agreements may be amended, modified, supplemented or restated from time to time. [CA, ECCA, Schedule Z]

“Services” means all engineering, design, drilling, Wellfield development, excavating, installation, civil works, procurement, construction, permitting, management, manufacturing and administrative services and any other services similar to the foregoing, which is or may be necessary or appropriate for the design, engineering, construction, development, operation and maintenance, as applicable, of a geothermal power plant facility and all components relating thereto, including as to procurement of geothermal resources and transmission of electric energy generated thereby, of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, Schedule Z]

“Settlement Date” means with respect to the Called Principal of any Obligation, the date on which such Called Principal is to be prepaid pursuant to Section 2.5 or Section 2.6 of the

Credit Agreement or has become or is declared to be immediately due and payable pursuant to Section 8 of the Credit Agreement, as the context requires. [Schedule Z]

“Special Project Document Payments” means payments due with respect to any Borrower Indemnification Event(s). [ASA]

“Subcontract” means any contract for the provision or performance of any part of the Work or the supply of any supplies, equipment, materials or other components in connection with the EPC Assets, other than the EPC Agreement. [EPC, O&M, Schedule Z]

“Subcontractor” means each counterparty to a Subcontract other than the Contractor. [EPC, O&M, Schedule Z]

“Subject” has the meaning specified in Section 7.6 of the Credit Agreement. [CA]

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding Equity Interests is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. [Schedule Z]

“Support” means the provision of labor, utilities, machinery, tools, equipment, materials, supplies, transportation, shipping, freighting, storage, waste disposal or any other support similar to the foregoing, whether temporary or permanent and including facilities relating thereto, which is or may be necessary or appropriate for the design, engineering, construction, development, operation and maintenance, as applicable, of a geothermal power plant facility and all components relating thereto, including as to procurement of geothermal resources and transmission of electric energy generated thereby, of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, O&M, Schedule Z]

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC. [ASA, Schedule Z]

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease. [Schedule Z]

“Target Availability Rating” means net electrical output from the Facility during full operation equaling at least 92% of the Target Capacity Rating, as demonstrated pursuant to the Availability Prove-Out. [EPC, Schedule Z]

“Target Capacity Rating” means a net electrical output of the Facility during full operation equaling at least 10.35 MW, as demonstrated pursuant to the Capacity Prove-Out. [ECCA, EPC, Schedule Z]

“Target Debt Investment” means $31,175,092, as indicated in the Original Equity Base Case Model. [Schedule Z]

“Target Economics” means, with respect to the Equity Base Case Model, the intent of the Parties to the Financing Documents and the Tax Equity Documents to achieve the following objectives: (i) that the Flip Date occur on the Target Flip Date, (ii) that the Class A Investors receive the After-Tax Payout, and (iii) that the DSCR equal Target DSCR. [EPC, Schedule Z]

“Target Equity Investment” means $24,500,000, as indicated in the Original Equity Base Case Model. [Schedule Z]

“Target Facility Characteristics” means the following characteristics to be achieved by the Facility upon Facility Substantial Completion: (i) the Target Capacity Rating, (ii) the Target Availability Rating, and (iii) the Target Turbine Substantial Completion Quantity. [EPC, Schedule Z]

“Target Flip Date” means December 31, 2018. [Schedule Z]

“Target Turbine Substantial Completion Quantity” means 50. [EPC, Schedule Z]

“Target DSCR” means a DSCR of 1.5:1.0. [LLCA, Schedule Z]

“Target IRR” means an Internal Rate of Return of fifteen percent (15%). [ECCA, LLCA]

“Target Pre-Tax Return” has the meaning set forth in Section 2.3(c) of the Equity Capital Contribution Agreement. [ECCA, LLCA]

“Tax Matters Member” means the Member that is designated as the “tax matters partner” as defined in Section 6231 of the Code. [ECCA]

“Tax Matters Partner” has the meaning set forth in Section 7.10(a) of the LLC Operating Agreement. [LLCA]

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any taxes or the administration of any laws, regulations or administrative requirements relating to any taxes, including after the Closing any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated tax. [ECCA, LLCA]

“Taxes” means all taxes, charges, fees and levies imposed under Applicable Law by any Governmental Authority, including any gross or net income, gross receipts, capital gains,

franchise, premium, retaliatory or reciprocal, profits, sales, use, value-added, transfer, employment or payroll, ad valorem, environmental, excise, license, occupation, real or personal property, intangible property, minimum, alternative minimum, severance, stamp, withholding, or windfall profits tax, guaranty fund assessments, custom duty or other charge, fee or tax, together with any interest, charge, penalty, addition to tax or additional amount related thereto. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Tax Year” means the calendar year or such other year the Company is required by Section 706 of the Code to use as its tax year. [LLCA]

“Term” means the period from the Closing Date through the Termination Date. [LLCA, Schedule Z]

“Termination Date” has the meaning set forth in Section 2.4 of the LLC Operating Agreement. [ASA, LLCA, Schedule Z]

“Termination Payment Date” has the meaning set forth in Section 13.2.6.1 of the EPC Agreement. [EPC]

“Third Party Claims” means, with respect to any Agreement, any claim, action, cause of action or suit, litigation, controversy, assessment, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding initiated by any Person other than a Party to such Agreement by or before any Governmental Authority. [EPC, ECCA, O&M]

“Three-Month LIBOR” shall have the meaning specified in Exhibit D of the LLC Operating Agreement. [LLCA]

“Total Loss” has the meaning specified in Section 2.6.1.2(2) of the Credit Agreement. [CA]

“Trade Secret Licenses” means any and all payments providing for the granting of any right in or to Trade Secrets (whether the Company is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 6.6(G) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA]

“Trade Secrets” means, with respect to the Company, all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [Schedule Z]

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether the Company is licensee or licensor thereunder) including,

without limitation, each agreement referred to in Schedule 6.6(F) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Trademarks” means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 6.6(E) of the Account and Security Agreement (as amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [ASA, Schedule Z]

“Transaction Expenses” means (i) the reasonable legal fees, expenses and disbursements of the Lenders, the Company and IRP incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby; (ii) other reasonable, documented out of pocket expenses of the Company and IRP incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby; (iii) intentionally omitted; (v) the reasonable fees, out-of-pocket costs and expenses of the Class A Investors (including reimbursement of any such amounts previously paid) incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of counsel and consultants to the Class A Investors; and (vi) the reasonable fees and out of pocket expenses of the Independent Engineer, the Geothermal Engineer and the Insurance Consultant incurred in connection with the preparation of the Reports. [ECCA]

“Transactions” means, with respect to the Company, the execution, delivery and performance by the Company of each Transaction Document to which it is a Party, the use of the proceeds thereof and otherwise the consummation of the transactions contemplated thereby, and the granting by the Company of any Liens pursuant to the provisions of the Security Instruments. [CA, ECCA, O&M, Schedule Z]

“Transfer” has the meaning set forth in Section 9.1 of the LLC Operating Agreement. [LLCA]

“Transfer Taxes” has the meaning set forth in Section 6.2 of the Equity Capital Contribution Agreement. [ECCA]

“Transmission Line” has the meaning specified in Article XI of the Account and Security Agreement. [ASA]

“Treasury Regulations” means regulations written by the IRS interpreting the Code. [LLCA]

“Turbine” means each PureCycle© 225 System geothermal heat-to-electricity power system turbine generator contemplated to be sold to the Company pursuant to the UTC Purchase Contract. [ECCA, EPC, LLCA]

“Turbine Substantial Completion” has the meaning set forth in Section 6.1.1 of the EPC Agreement. [EPC]

“Turnover Package” means the documentation (including the Project Design Book, start-up procedures, log sheets, settings, and other items) in content, form and substance reasonably acceptable to Owner, submitted by Contractor to Owner that demonstrates that the Project has met Facility Substantial Completion in accordance with the EPC Agreement and may be operated safely in accordance with the O&M Manual and for its intended purposes. [EPC]

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York or, when the context requires, the Uniform Commercial Code as en effect from time to time in any other applicable jurisdiction. [ASA, CA, LLCA, Schedule Z]

“Underrun Bonus” has the meaning set forth in Section 5.7 of the EPC Agreement. [ASA, EPC]

“Unrelated Persons” means a Person that is not “related,” within the meaning of Section 45(e)(4) of Code, to any Person to whom the Company sells electricity during the period the Company is entitled to Production Tax Credits on such electricity.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. [ASA, CA]

“Warranty” has the meaning set forth in Section 9.1 of the EPC Agreement. [EPC]

“Warranty Claim” has the meaning set forth in Section 9.3 of the EPC Agreement. [EPC]

“Warranty Period” has the meaning set forth in Section 9.2 of the EPC Agreement. [EPC]

“Wellfield” means the array of extraction and injection wells, together with interconnected piping and related materials, providing geothermal resources to the Facility. [Schedule Z]

“Wellfield Plan and Budget” means, with respect to the applicable Operating Year, an annual operating budget and capital budget, broken down on a monthly basis, setting forth in detail the following matters with respect to the wells and Wellfield: (A) anticipated operations (including the drilling of new wells), (B) routine maintenance on existing wells (including major maintenance), (C) procurement (including equipment acquisitions and spare parts indicating a breakdown of capital items and expense items), (D) staffing, personnel and labor activities

(including unit rates for labor, hourly rates for consultants who are not employees of the Operator or its Affiliates, and holidays to be observed), (E) administrative activities, and (F) data regarding other work proposed to be undertaken by Operator, together with an itemized estimate, in detail reasonably acceptable to Owner, of all Reimbursable Costs to be incurred in connection therewith, together an annual operating plan setting forth underlying assumptions and implementation plans. [O&M]

“Work” has the meaning set forth in Section 2.2 of the EPC Agreement. [EPC, LLCA, O&M, Schedule Z]

“Working Capital Loan” has the meaning set forth in Section 4.5 of the LLC Operating Agreement.

PARTIES

“Account Bank” means Deutsche Bank Trust Company Americas and its permitted successors and assigns. [ASA, Schedule Z]

“Administrative Agent” means Deutsche Bank Trust Company Americas, together with its successors and assigns to the extent permitted by the Credit Agreement. [CA, ASA, ECCA, O&M, Schedule Z]

“Administrative Lender” means Merrill Lynch Credit Products, LLC or any successor as may be appointed in accordance with Section 15.8 of the Credit Agreement provided that in no event shall there be more than one Administrative Lender at any given time. [ASA, CA, O&M, EPC, Schedule Z]

“Anaheim” means the City of Anaheim, California, a municipal corporation organized and existing under the laws of the State of California. [CA, Schedule Z]

“Class A Investors” means one or more Members holding one or more Class A Interests. Initially the Class A Investors will be MLE. [CA, ASA, LLCA, Schedule Z]

“Class B Investors” means one or more Members holding one or more Class B Interests. Initially the Class B Investors will be IRP. [ASA, CA, ECCA, LLCA, Schedule Z]

“Class C Investor” means a Member holding one or more Class C Interests. [LLCA]

“Collateral Agent” means Deutsche Bank Trust Company Americas, together with its successors and assigns to the extent permitted by the Account and Security Agreement. [ASA, CA, ECCA, Schedule Z]

“Company” means Thermo No. 1 BE-01, LLC, a Delaware limited liability company, together with its successors and assigns. [ASA, CA, ECCA, LLCA, Schedule Z]

“Contractor” means Raser Technologies, Inc., a Delaware corporation, together with its successors and assigns. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Financing Parties” means, collectively, the Lenders, the Administrative Agent and the Collateral Agent under the Financing Documents.

“GE” means GE Consumer & Industrial, together with its successors and assigns. [Schedule Z]

“Geothermal Engineer” means, initially, GeothermEx, or, if no longer GeothermEx, such geothermal engineers as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company, so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the geothermal engineer for the Project and any successors and assigns thereto. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Goulds” means ITT Corporation, an Indiana Corporation, together with its successors and assigns. [Schedule Z]

“Independent Engineer” means initially, R.W. Beck, or, if no longer R. W. Beck, such independent engineers as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company , so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the independent engineer for the Project and any successors and assigns thereto. [ASA, CA, EPC, O&M, Schedule Z]

“Insurance Consultant” means Moore-McNeill, LLC, or, if no longer Moore-McNeill, LLC, such insurance consultant as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company, so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the insurance consultant for the Project and any successors and assigns thereto. [CA, ECCA, Schedule Z]

“Interconnection Construction Provider” means Pine Valley, together with its successors and assigns. [Schedule Z]

“Interconnection Service Provider” means PacifiCorp, together with its successors and assigns. [EPC, Schedule Z]

“IRP” means Intermountain Renewable Power, LLC, a Delaware limited liability company, together with its successors and assigns. [ECCA, LLCA]

“Managing Member” has the meaning set forth in Section 8.1 of the LLC Operating Agreement. [LLCA, Schedule Z]

“Member(s)” means any Person who owns an equity interest in the Company. [ECCA, LLCA]

“Minersville” means Minersville Land and Livestock Company, together with its successors and assigns. [Schedule Z]

“MLE” means Merrill Lynch L.P. Holdings Inc., a Delaware Corporation, together with its successors and assigns. [ECCA, LLCA, Schedule Z]

“Operator” means the operator of the Facility and a party to the O&M Agreement, or any successor thereto. [ECCA, LLCA, O&M, Schedule Z]

“Owner” means Thermo No. 1 BE-01, LLC, a Delaware limited liability company, together with its successors and assigns. [ECCA, EPC, LLCA, O&M, Schedule Z]

“Parent” means, if applicable to a Member, the Person or Persons that directly control such Member. [ECCA, Schedule Z]

“Patterson” means Patterson-UTI Drilling Company, LP, LLP, together with its successors and assigns. [Schedule Z]

“PBGC” means the Pension Benefit Guaranty Corporation, together with its successors and assigns. [CA, Schedule Z]

“Pine Valley” means Pine Valley Power, Inc., a Utah corporation, together with its successors and assigns. [Schedule Z]

“Raser” means Raser Technologies, Inc., a Delaware corporation, together with its successors and assigns. [CA, ECCA, EPC, LLCA, Schedule Z]

“Raser Entities” means Owner, Raser, Raser Power and IRP. [CA]

“Raser Power” means Raser Power Systems, LLC, a Delaware limited liability company, together with its successors and assigns. [Schedule Z]

“Securities Intermediary” means Deutsche Bank Trust Company Americas, in its capacity as securities intermediary with respect to the Security Accounts and within the meaning of Article 8 of the UCC. [ASA, Schedule Z]

“Security Agent” means Deutsche Bank Trust Company Americas.

“SITLA” means the State of Utah, acting by and through the School and Institutional Trust Lands Administration. [Schedule Z]

“SPX” means SPX Cooling Technologies, Inc, a Delaware corporation, together with its successors and assigns. [Schedule Z]

“UTC” means UTC Power Corporation, together with its successors and assigns. [ASA, ECCA, EPC, O&M, Schedule Z]

DOCUMENTS

“Account and Security Agreement” means the Account and Security Agreement, dated as of the Closing Date, entered into by and between Owner and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [ASA, CA, ECCA, EPC, LLCA]

“Ancillary Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 16.2 of the Credit Agreement or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 16.2 of the Credit Agreement and in substantially the form of Exhibit 16 to the Credit Agreement or any other form approved by the Administrative Agent. [CA]

“Assignment of SITLA Lease” means the Partial Assignment of State Lands Lease, dated as of August 27, 2008, entered into by and between IRP and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Class A Consent” means the Consent and Agreement, dated as of the Effective Date, by and between MLE and the Administrative Agent.

“Class A Investors Pledge Agreement” means the Pledge and Security Agreement, dated as of the Effective Date, by and between the Class A Investors and the Collateral Agent.

“Class B Consent” means the Consent and Agreement, dated as of the Effective Date, by and between IRP and the Administrative Agent.

“Class B Guaranty” means that certain guaranty issued by Raser dated as of the Effective Date of the Equity Capital Contribution Agreement.

“Class B Guarantor Consent” means the Consent and Agreement, dated as of the Effective Date, by and between Raser, and the Administrative Agent.

“Class B Investors Pledge Agreement” means the Pledge and Security Agreement, dated as of the Effective Date, by and between each of the Class B Investors and the Collateral Agent.

“Condensing Water Pump Contract” means the Purchase Order for an ITT Goulds Model #3180XL, amongst other items, dated as of March 20, 2008, entered into by and between Goulds and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Conditional Lien Waiver” means the Conditional Lien Waiver substantially in the form attached to the EPC Agreement as Exhibit A-2.

“Construction Disbursement Request” means the EPC Payment Request.

“Construction Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Cooling Tower Purchase Contract” means the Purchase Order, dated as of March 20, 2008, entered into by and between SPX and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Credit Agreement” means the Credit Agreement, dated as of the Closing Date, entered into by and between Owner, the Lenders and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Development Account Release Certificate” means a certificate substantially in the form of Exhibit K of the Account and Security Agreement, duly executed and delivered by all required signatories thereto.

“Drilling Contract” means the Drilling Bid Proposal and Daywork Drilling Contract – U.S., dated as of April 8, 2008, entered into by and between Patterson and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Drilling Escrow Certificate” means the Drilling Escrow Certificate substantially in the form attached to the Equity Capital Contribution Agreement as Exhibit B.

“Drilling Plan and Budget” means the Drilling Plan and Budget described in Section 4.3 of the Equity Capital Contribution Agreement.

“Drilling Reserve Disbursement Request” means a Drilling Reserve Disbursement Request substantially in the form of Exhibit H of the Account and Security Agreement, duly executed and delivered by all required signatories thereto.

“EPC Agreement” means the Engineering, Procurement and Construction Agreement by and between Contractor and Owner, dated as of the Closing Date, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“EPC Funding Request” means the EPC Funding Request substantially in the form attached to the EPC Agreement as Exhibit H, duly executed and delivered by the signatories thereto.

“EPC Payment Request” means the EPC Payment Request substantially in the form attached to the EPC Agreement as Exhibit I, duly executed and delivered by the signatories thereto.

“Equity Commitment Letters” means that certain letter agreement dated January 16, 2008 by and between Merrill, Lynch, Pierce, Fenner and Smith, Inc. and Raser.

“Equity Capital Contribution Agreement” means the Equity Capital Contribution Agreement, dated as of the Closing Date, entered into by and among Owner, the Class A Investors and the Class B Investors, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Final Lien Release” means the Final Lien Release substantially in the form attached to the EPC Agreement as Exhibit A-3.

“Financing Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Forbearance Agreement” means an agreement among the Administrative Agent, the Company and the Class A Investors in which the Administrative Agent, on behalf of the Lenders, agrees to, among other things, forbear from foreclosing on the Class A Interests before the end of the PTC Period.

“Independent Engineer Funding Certificate” means the Independent Engineering Funding Certificate substantially in the form attached to the EPC Agreement as Exhibit J, duly executed and delivered by the signatories thereto.

“Independent Engineer Payment Certificate” means the Independent Engineering Payment Certificate substantially in the form attached to the EPC Agreement as Exhibit K, duly executed and delivered by the signatories thereto.

“Interconnection Agreement” means the Interconnection Agreement, dated as of June 17, 2008, entered into by and between PacifiCorp and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Leasehold Mortgage” means the Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production, dated as of August 31, 2008, entered into by the Owner in favor of the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Letter Agreement concerning Deposits” means the Letter Agreement, dated as of August 31, 2008, entered into by and between Contractor and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Lien Release” means the Lien Release substantially in the form attached to the EPC Agreement as Exhibit A-1.

“LLC Operating Agreement” means the LLC Operating Agreement, dated as of September 1, 2006, entered into by Owner, as sole member, as amended by the Amended and Restated Limited Liability Company Agreement, dated as of August 31, 2008, entered into by and between Owner and the Class A Investors, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Maintenance Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Minersville Lease” means the Geothermal Resources Lease, dated as of September 25, 2007, entered into by and between Minersville and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“O&M Agreement” means the Operation and Maintenance Agreement, dated as of August 31, 2008, entered into by and between Raser Power and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [CA, LLCA]

“O&M Funding Request” means the O&M Funding Request substantially in the form attached to the O&M Agreement as Exhibit B.

“O&M Payment Request” means the O&M Payment Request substantially in the form attached to the O&M Agreement as Exhibit C, duly executed and delivered by the signatories thereto.

“Off-Take Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Operative Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Original Operating Agreement” has the meaning set forth in the preliminary statements of the LLC Operating Agreement.

“Power Purchase Agreement” means the Renewable Power Purchase and Sale Agreement, dated as of March 10, 2008, entered into by and between Anaheim and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Powerhouse Contract” means the Purchase Order for a custom powerhouse, amongst other items, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“PPA Consent” means the Collateral Assignment Agreement, dated as of August 31, 2008, entered into by and between Anaheim, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Project Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Raser Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between Contractor, Owner and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Raser Power Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between Raser Power, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Schedule Z Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Site Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“SITLA Consent” means the Certificate, Consent and Agreement, dated as of August 31, 2008, entered into by and between SITLA and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [Schedule Z]

“SITLA Lease” means the Utah State Mineral Lease Form – Geothermal Energy Lease, dated as of July 1, 2007, entered into by and between SITLA and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [Schedule Z]

“Switchboard Contract” means the Purchase Order for a transformer switchboard, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Tax Equity Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Transaction Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Transformer Contract” means the Purchase Order for GE Prolec 2000 KVA substation transformers, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Transmission Construction Agreement” means the Engineering, Procurement and Construction Contract, dated as of April 7, 2008, entered into by and between Pine Valley and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between UTC, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 31, 2008, entered into by and between the Administrative Agent, on behalf of the Lenders, Owner and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Purchase Contract” means the Purchase Contract, dated as of August 31, 2008, entered into by and between Owner and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [EPC, ASA]

“UTC Services Agreement” means the Amended and Restated Services Agreement, dated as of August 31, 2008, entered into by and between UTC and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [O&M]

“UTC Step-In Agreement” means the side letter between Owner and UTC, dated August 31, 2008. [EPC]